Exhibit 10(y) AGREEMENT
24 JANUARY 2007
CREDIT FACILITY

for

WESTERN POWER DISTRIBUTION HOLDINGS LIMITED

arranged by

BARCLAYS CAPITAL
BAYERISCHE LANDESBANK acting through its London Branch
LLOYDS TSB BANK plc
as Mandated Lead Arrangers

with

LLOYDS TSB BANK plc
as Facility Agent

£150,000,000

CONTENTS
Clause	Page

1.	Interpretation	1
2.	Facilities	9
3.	Purpose	10
4.	Conditions Precedent	10
5.	Utilisation	11
6.	Extension Option	11
7.	Optional Currencies	12
8.	Repayment of Loans	14
9.	Prepayment and Cancellation	14
10.	Interest	17
11.	Terms	18
12.	Market Disruption	19
13.	Taxes	20
14.	Increased Costs	22
15.	Mitigation	23
16.	Payments	24
17.	Representations	26
18.	Information Covenants	28
19.	Financial Covenants	31
20.	General Covenants	32
21.	Default	35
22.	The Administrative Parties	38
23.	Evidence and Calculations	43
24.	Fees	43
25.	Indemnities and Break Costs	44
26.	Expenses	46
27.	Amendments and Waivers	46
28.	Changes to the Parties	47
29.	Disclosure of Information	50
30.	Set-Off	50
31.	Pro Rata Sharing	50
32.	Severability	52
33.	Counterparts	52
34.	Notices	52
35.	Language	53
36.	Governing Law	53
37.	Enforcement	54

Schedule	Page

1.	Original Parties	55
2.	Conditions Precedent Documents	56
3.	Form of Request	57
4.	Calculation of the Mandatory Cost	58
5.	Form of Transfer Certificate	60
6.	Form of Compliance Certificate	62

Signatories	63

THIS AGREEMENT is dated 24 January, 2007

BETWEEN:

(1)	WESTERN POWER DISTRIBUTION HOLDINGS LIMITED (registered in England and Wales with number 4267536) (the Borrower);

(2)
BARCLAYS CAPITAL, BAYERISCHE LANDESBANK acting through its London Branch and LLOYDS TSB BANK plc each in this capacity as a Mandated Lead Arranger and together in this capacity, the Mandated Lead Arrangers;

(3)	THE FINANCIAL INSTITUTIONS listed in Schedule 1 (Original Parties) as original lenders (the Original Lenders);

(4)	LLOYDS TSB BANK PLC as facility agent (in this capacity the Facility Agent);

IT IS AGREED as follows:

1.	INTERPRETATION

1.1	Definitions

In this Agreement:

Act means the Electricity Act 1989 and, unless the context otherwise requires, all subordinate legislation made pursuant thereto.

Administrative Party means a Mandated Lead Arranger or the Facility Agent.

Affiliate means a Subsidiary or a Holding Company of a person or any other Subsidiary of that Holding Company.

Applicable Accounting Principles means those accounting principles, standards and practices generally accepted in the United Kingdom and the accounting and reporting requirements of the Companies Act 1985, in each case as used in the Original Financial Statements.

Authority means The Gas and Electricity Markets Authority established under Section 1 of the Utilities Act 2000.

Availability Period means the period from and including the date of this Agreement to and including the Final Maturity Date.

Balancing and Settlement Code means the document, as modified from time to time, setting out the electricity balancing and settlement arrangements designated by the Secretary of State and adopted by The National Grid Company plc (Registered No. 2366977) or its successor pursuant to its transmission licence.

Balancing and Settlement Code Framework means the agreement of that title, in the form approved by the Secretary of State, as amended from time to time, to which each Distribution Company is a party and by which the Balancing and Settlement Code is made binding upon that Distribution Company.

Break Costs means the amount (if any) which a Lender is entitled to receive under this Agreement as compensation if any part of a Loan or overdue amount is prepaid.

Business Day means a day (other than a Saturday or a Sunday) on which commercial banks are open in London and:

(a)	if on that day a payment in or a purchase of a currency (other than euro) is to be made, the principal financial centre of the country of that currency; or

(b)	if on that day a payment in or purchase of euro is to be made, which is also a TARGET Day.

Commitment means:

(a)	for an Original Lender, the amount set opposite its name in Schedule 1 (Original Parties) under the heading "Commitments" and the amount of any other Commitment it acquires; and

(b)	for any other Lender, the amount of any commitment it acquires,

to the extent not cancelled, transferred or reduced under this Agreement.

Compliance Certificate means a certificate substantially in the form of Schedule 6 (Form of Compliance Certificate) setting out, among other things, calculations of the financial covenants.

Default means:

(a)	an Event of Default; or

(b)
an event which would be (with the lapse of time, the expiry of a grace period, the giving of notice or the making of any determination under the Finance Documents or any combination of them) an Event of Default.

Distribution Company means Western Power Distribution (South West) PLC, a public limited company registered in England and Wales under the Companies Act 1985 (registered number 02366894) or Western Power Distribution (South Wales) PLC, registered in England and Wales under the Companies Act 1985 (registered number 02366985).

Environmental Law means all regulations and other laws concerning the protection of human health or the environment;

euro or euros or € means the single currency of the Participating Member States.

Event of Default means an event specified as such in this Agreement.

Existing Tranche C Facility means the tranche C revolving credit facility described in clause 2.3 (Tranche C Facility) of and made available under the £400,000,000 credit facility dated 18 October 2002 and made, among others, between Western Power Distribution (South West) PLC and Lloyds TSB Bank plc, as Facility Agent (as amended and restated from time to time).

Extended Final Maturity Date means the date specified as such in the notice exercising the Extension Option provided by the Borrower under Clause 6 (Extension Option), being a date falling no later than the seventh anniversary of this Agreement.

Facility means the revolving credit facility made available under this Agreement and described in Clause 2.1 (Facility).

Facility Office means the office(s) notified by a Lender to the Facility Agent:

(a)	on or before the date it becomes a Lender; or

(b)	by not less than five Business Days' notice,

as the office(s) through which it will perform its obligations under this Agreement.

Fee Letter means any letter entered into by reference to this Agreement between one or more Administrative Parties and the Borrower setting out the amount of certain fees referred to in the Agreement.

Final Maturity Date means

(a)	the fifth anniversary of the date of this Agreement; or

(b)	if the extension option in Clause 6 (Extension Option) is exercised the Extended Final Maturity Date.

Finance Document means:

(a)	this Agreement;

(b)	a Fee Letter;

(c)	a Transfer Certificate; or

(d)	any other document designated as such by the Facility Agent and the Borrower.

Finance Party means a Lender or an Administrative Party.

Financial Indebtedness means any indebtedness for or in respect of:

(a)	moneys borrowed;

(b)	any acceptance credit;

(c)	any bond, note, debenture, loan stock or other similar instrument;

(d)	any finance or capital lease;

(e)	receivables sold or discounted (otherwise than on a non-recourse basis);

(f)
the acquisition cost of any asset to the extent payable after its acquisition or possession by the party liable where the deferred payment is arranged primarily as a method of raising finance or financing the acquisition of that asset;

(g)
any derivative transaction protecting against or benefiting from fluctuations in any rate or price (and, except for non-payment of an amount, the then mark to market value of the derivative transaction will be used to calculate its amount);

(h)	any other transaction (including any forward sale or purchase agreement) which has the commercial effect of a borrowing;

(i)	any counter-indemnity obligation in respect of any guarantee, indemnity, bond, letter of credit or any other instrument issued by a bank or financial institution; or

(j)	any guarantee, indemnity or similar assurance against financial loss of any person in respect of any item referred to in paragraphs (a) to (i) above.

Group means the Borrower and its Subsidiaries.

Holding Company means a holding company within the meaning of section 736 of the Companies Act 1985 as amended by the Limited Liability Partnership Regulations 2001.

Increased Cost means:

(a)	an additional or increased cost;

(b)	a reduction in the rate of return under a Finance Document or on its overall capital; or

(c)	a reduction of an amount due and payable under any Finance Document,

which is incurred or suffered by a Finance Party or any of its Affiliates but only to the extent attributable to that Finance Party having entered into any Finance Document or funding or performing its obligations under any Finance Document.

Lender means:

(a)	an Original Lender; or

(b)	any person which becomes a Lender after the date of this Agreement.

LIBOR means for a Term of any Loan or overdue amount:

(a)	the applicable Screen Rate; or

(b)
if no Screen Rate is available for the relevant currency or Term of that Loan or overdue amount, the arithmetic mean (rounded upward to four decimal places) of the rates, as supplied to the Facility Agent at its request, quoted by the Reference Banks to leading banks in the London interbank market, as of 11.00 a.m. on the Rate Fixing Day for the offering of deposits in the currency of that Loan or overdue amount for a period comparable to that Term.

Licence means:

(a)
the electricity distribution licence made and treated as granted to each Distribution Company under Section 6(1)(c) of the Act pursuant to a licensing scheme made by the Secretary of State under Part II of Schedule 7 to the Utilities Act 2000 on 28 September 2001; or

(b)	by any statutory amendment or replacement licence or licences granted pursuant to the Utilities Act 2000 which permit a Distribution Company to distribute electricity in the Authorised Area;

Loan means, unless otherwise stated in this Agreement, the principal amount of each borrowing under this Agreement or the principal amount outstanding of that borrowing.

Majority Lenders means, at any time, Lenders:

(a)	whose share in the outstanding Loans and whose undrawn Commitments then aggregate 66 2/3% or more of the aggregate of all the outstanding Loans and the undrawn Commitments of all the Lenders;

(b)	if there is no Loan then outstanding, whose undrawn Commitments then aggregate 66 2/3% or more of the Total Commitments; or

(c)	if there is no Loan then outstanding and the Total Commitments have been reduced to zero, whose Commitments aggregated 66 2/3% or more of the Total Commitments immediately before the reduction.
       Mandatory Cost means the cost of complying with certain regulatory requirements, expressed as a percentage rate per annum and calculated by the Facility Agent under Schedule 4 (Calculation of the Mandatory Cost).

Margin means the percentage rate per annum determined to be the Margin in accordance with Clause 10.5(a) (Margin), as adjusted from time to time in accordance with Clauses 10.5(b) to 10.5(e) (Margin).

Material Adverse Effect means something having a material adverse effect on the Borrower's ability to perform its payment obligations under this Agreement.

Maturity Date means the last day of the Term of a Loan.

Moody's means Moody's Investors' Services, Inc. (or any successor to its ratings business).

OFGEM means the Office of Gas and Electricity Markets.

Optional Currency means any currency (other than Sterling) in which a Loan may be denominated under this Agreement.

Original Financial Statements means the audited financial statements of the Borrower for the year ended 31 March 2006.

Participating Member States means a member state of the European Community that adopts the euro as its lawful currency under the legislation of the European Union for European Monetary Union.

Party means a party to this Agreement.

Pro Rata Share means:

(a)	for the purpose of determining a Lender's share in a utilisation of the Facility, the proportion which its Commitment under the Facility bears to all the Commitments under the Facility; and

(b)	for any other purpose on a particular date:

(i)	the proportion which a Lender's share of the Loans (if any) bears to all the Loans;

(ii)	if there is no Loan outstanding on that date, the proportion which its Commitment bears to the Total Commitments on that date; or

(iii)	if the Total Commitments have been cancelled, the proportion which its Commitments bore to the Total Commitments immediately before being cancelled.

For the purpose of subparagraph (iii) above, the Facility Agent will determine, in the case of a dispute whether the term in any case relates to the Facility.

Rate Fixing Day means:

(a)	the first day of a Term for a Loan denominated in Sterling; or

(b)	the second Business Day before the first day of a Term for a Loan denominated in any other currency;

or such other day as the Facility Agent determines is generally treated as the rate fixing day by market practice in the relevant interbank market.

Reference Banks means the Facility Agent, Barclays Bank PLC and Bayerische Landesbank acting through its London Branch and any other bank or financial institution appointed as such by the Facility Agent under this Agreement.

Repeating Representations means the representations which are deemed to be repeated under this Agreement.

Request means a request for a Loan, substantially in the form of Schedule 3 (Form of Request).

Rollover Loan means one or more Loans:

(a)	to be made on the same day that a maturing Loan is due to be repaid;

(b)	the aggregate amount of which is equal to or less than the maturing Loan;

(c)	in the same currency as the maturing Loan; and

(d)	to be made for the purpose of refinancing a maturing Loan.

S&P means Standard & Poor's Corporation (a division of the McGraw-Hill Companies, Inc) (or any successor to its ratings business).

Screen Rate means the British Bankers Association Interest Settlement Rate (if any) for the relevant currency and Term displayed on the appropriate page of the Telerate screen selected by the Facility Agent. If the relevant page is replaced or the service ceases to be available, the Facility Agent (after consultation with the Borrower and the Lenders) may specify another page or service displaying the appropriate rate.

Secretary of State means the Secretary of State for Trade and Industry.

Security Interest means any mortgage, pledge, lien, charge, assignment, hypothecation or security interest or any other agreement or arrangement having a similar effect.

Sterling and £ mean the lawful currency of the United Kingdom.

Subsidiary means:

(a)	a subsidiary within the meaning of section 736 of the Companies Act 1985 as amended by the Limited Liability Partnership Regulations 2001; and

(b)	unless the context otherwise requires, a subsidiary undertaking within the meaning of section 258 of the Companies Act 1985 as amended by the Limited Liability Partnership Regulations 2001.

TARGET Day means a day on which the Trans-European Automated Real-time Gross Settlement Express Transfer payment system is open for the settlement of payments in euro.

Tax means any tax, levy, impost, duty or other charge or withholding of a similar nature (including any related penalty or interest).

Tax Deduction means a deduction or withholding for or on account of Tax from a payment under a Finance Document.

Tax Payment means a payment made by the Borrower to a Finance Party in any way relating to a Tax Deduction or under any indemnity given by the Borrower in respect of Tax under any Finance Document.

Term means each period determined under this Agreement by reference to which interest on a Loan or an overdue amount is calculated.

Total Commitments means the aggregate of the Commitments of all the Lenders being the total amount specified as such in Schedule 1 (Original Parties) at the date of this Agreement.

Transfer Certificate means a certificate, substantially in the form of Schedule 5 (Form of Transfer Certificate), with such amendments as the Facility Agent may approve or reasonably require or any other form agreed between the Facility Agent and the Borrower.

U.K. means the United Kingdom.

U.S. Dollars and U.S.$ means the lawful currency for the time being of the United States of America.

Utilisation Date means each date on which the Facility is utilised.

1.2	Construction

(a)	The following definitions have the meanings given to them in Clause 19.1 (Definitions):

(i)	Consolidated EBITDA;

(ii)	Interest Payable;

(iii)	Measurement Period;

(iv)	Regulatory Asset Base; and

(v)	Total Net Debt.

(b)	In this Agreement, unless the contrary intention appears, a reference to:

(i)	an amendment includes a supplement, novation, restatement or re-enactment and amended will be construed accordingly;

assets includes present and future properties, revenues and rights of every description;

an authorisation includes an authorisation, consent, approval, resolution, licence, exemption, filing, registration or notarisation;

Barclays Capital is a reference to Barclays Capital, the investment banking division of Barclays Bank PLC;

disposal means a sale, transfer, grant, lease or other disposal, whether voluntary or involuntary, and dispose will be construed accordingly;

indebtedness includes any obligation (whether incurred as principal or as surety) for the payment or repayment of money;

know your customer requirements are the identification checks that a Finance Party requests in order to meet its obligations under any applicable law or regulation to identify a person who is (or is to become) its customer;

a person includes any individual, company, corporation, unincorporated association or body (including a partnership, trust, joint venture or consortium), government, state, agency, organisation or other entity whether or not having separate legal personality;

a regulation includes any regulation, rule, official directive, request or guideline (whether or not having the force of law but, if not having the force of law, being of a type with which any person to which it applies is accustomed to comply) of any governmental, inter-governmental or supranational body, agency, department or regulatory, self-regulatory or other authority or organisation;

the Winding-up of a person also includes the administration, dissolution or liquidation or other like process of that person, any composition or arrangement with the creditors, amalgamation, reconstruction, reorganisation or consolidation pursuant to Part XIII of the Companies Act 1985 proposed or carried out in respect of that person or a company voluntary arrangement pursuant to the Insolvency Act 1986 carried out or proposed in respect of that person;

(ii)	a currency is a reference to the lawful currency for the time being of the relevant country;

(iii)	a Default being outstanding means that it has not been remedied or waived;

(iv)	a provision of law is a reference to that provision as extended, applied, amended or re-enacted and includes any subordinate legislation;

(v)	a Clause, a Subclause or a Schedule is a reference to a clause or subclause of, or a schedule to, this Agreement;

(vi)	a person includes its successors in title, permitted assigns and permitted transferees;

(vii)	a Finance Document or another document is a reference to that Finance Document or other document as amended; and

(viii)	a time of day is a reference to London time.

(c)
Unless the contrary intention appears, a reference to a month or months is a reference to a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month or the calendar month in which it is to end, except that:

(i)	if the numerically corresponding day is not a Business Day, the period will end on the next Business Day in that month (if there is one) or the preceding Business Day (if there is not);

(ii)	if there is no numerically corresponding day in that month, that period will end on the last Business Day in that month; and

(iii)
notwithstanding subparagraph (i) above, a period which commences on the last Business Day of a month will end on the last Business Day in the next month or the calendar month in which it is to end, as appropriate.

(d)
Unless expressly provided to the contrary in a Finance Document, a person who is not a party to a Finance Document may not enforce any of its terms under the Contracts (Rights of Third Parties) Act 1999 and notwithstanding any term of any Finance Document, the consent of any third party is not required for any variation (including any release or compromise of any liability) or termination of that Finance Document.

(e)	Unless the contrary intention appears:

(i)	a reference to a Party will not include that Party if it has ceased to be a Party under this Agreement;

(ii)	a word or expression used in any other Finance Document or in any notice given in connection with any Finance Document has the same meaning in that Finance Document or notice as in this Agreement; and

(iii)
any obligation of the Borrower under the Finance Documents which is not a payment obligation remains in force for so long as any payment obligation of the Borrower is or may be outstanding under the Finance Documents.

(f)	The headings in this Agreement do not affect its interpretation.

2.	FACILITIES

2.1	Facility

Subject to the terms of this Agreement, the Lenders make available to the Borrower a revolving loan facility with extension options denominated in Sterling in an aggregate amount equal to the Total Commitments.

2.2	Nature of a Finance Party's rights and obligations

Unless otherwise agreed by all the Finance Parties:

(a)	the obligations of a Finance Party under the Finance Documents are several;

(b)	failure by a Finance Party to perform its obligations does not affect the obligations of any other Party under the Finance Documents;

(c)	no Finance Party is responsible for the obligations of any other Finance Party under the Finance Documents;

(d)	the rights of a Finance Party under the Finance Documents are separate and independent rights;

(e)	a debt arising under the Finance Documents to a Finance Party is a separate and independent debt; and

(f)	a Finance Party may, except as otherwise stated in the Finance Documents, separately enforce those rights.

3.	PURPOSE

3.1	Loans

Each Loan may only be used for general corporate purposes and in compliance with any Licence.

3.2	No obligation to monitor

No Finance Party is bound to monitor or verify the utilisation of the Facility.

4.	CONDITIONS PRECEDENT

4.1	Conditions precedent documents

A Request may not be given until the Facility Agent has notified the Borrower and the Lenders that it has received all of the documents and evidence set out in Schedule 2 (Conditions Precedent Documents) in form and substance satisfactory to the Facility Agent. The Facility Agent must give this notification to the Borrower and the Lenders promptly upon being so satisfied.

4.2	Further conditions precedent

The obligations of each Lender to participate in any Loan are subject to the further conditions precedent that on both the date of the Request and the Utilisation Date for that Loan:

(a)	the Repeating Representations are correct in all material respects; and

(b)	no Default or, in the case of a Rollover Loan, no Event of Default is outstanding or would result from the Loan.

4.3	Maximum number

Unless the Facility Agent agrees, a Request may not be given if, as a result, there would be more than 10 Loans outstanding.

5.	UTILISATION

5.1	Giving of Requests

(a)	The Borrower may borrow a Loan by giving to the Facility Agent a duly completed Request.

(b)
Unless the Facility Agent otherwise agrees, the latest time for receipt by the Facility Agent of a duly completed Request is 11.00 a.m. one Business Day before the Rate Fixing Day for the proposed borrowing.

(c)	Each Request is irrevocable.

5.2	Completion of Requests

A Request for a Loan will not be regarded as having been duly completed unless:

(a)	the Utilisation Date is a Business Day falling within the Availability Period;

(b)	The amount of the Loan requested is:

(i)	a minimum of £5,000,000 or its equivalent in accordance with Clause 7.5 (Optional Currency equivalents), and an integral multiple of 1,000,000 units of that currency;

(ii)	the maximum undrawn amount available under this Agreement for Loans under the Facility on the proposed Utilisation Date; or

(iii)	such other amount as the Facility Agent may agree; and

(c)	the proposed Term complies with this Agreement.

Only one Loan may be requested in a Request.

5.3	Advance of Loan

(a)	The Facility Agent must promptly notify each Lender of the details of the requested Loan and the amount of its share in that Loan.

(b)	The amount of each Lender's share of the Loan will be its Pro Rata Share on the proposed Utilisation Date.

(c)	No Lender is obliged to participate in a Loan if as a result the Loans would exceed the Total Commitments.

(d)	If the conditions set out in this Agreement have been met, each Lender must make its share in the Loan available to the Facility Agent for the Borrower on the Utilisation Date.

6.	EXTENSION OPTION

(a)
The Borrower may by notice to the Facility Agent (the Initial Extension Request) not more than 60 days and not less than 30 days before the first anniversary of the date of this Agreement, request that the Final Maturity Date be extended for a further period of one year.

(b)
The Borrower may by notice to the Facility Agent (the Second Extension Request) not more than 60 days and not less than 30 days before the second anniversary of the date of this Agreement, request that the Final Maturity Date:

(i)	with respect to Lenders who have agreed to the Initial Extension Request, be extended for a further period of one year; and/or

(ii)	if no Initial Extension Request has been made, or with respect to Lenders who refused the Initial Extension Request:

(A)	be extended for a period of one year; or

(B)	be extended for a period of two years,

as selected by the Borrower in the notice to the Facility Agent.

(c)	The Facility Agent must promptly notify the Lenders of any Initial Extension Request or Second Extension Request (an Extension Request).

(d)
Each Lender may, in its sole discretion, agree to any Extension Request. Each Lender that agrees to an Extension Request by the date falling 15 days before, the relevant anniversary of the date of this Agreement, will extend its Commitment for a further period of one year or two years, as applicable, from the then current Final Maturity Date and the Final Maturity Date with respect to the Commitment of that Lender will be extended accordingly.

(e)
If any Lender fails to reply to an Extension Request on or before the date falling 15 days before the relevant anniversary of the date of this Agreement, it will be deemed to have refused that Extension Request and its Commitment will not be extended.

(f)	Subject to paragraph (h) below, each Extension Request is irrevocable.

(g)
If one or more (but not all) of the Lenders agree to an Extension Request, then the Facility Agent must notify the Borrower and the Lenders which have agreed to the extension, identifying in that notification which Lenders have not agreed to the Extension Request.

(h)
The Borrower may, on the basis that one or more of the Lenders have not agreed to the Extension Request and no later than the date falling five days before the relevant anniversary of the date of this Agreement, withdraw the request by notice to the Facility Agent which will promptly notify the Lenders.

7.	OPTIONAL CURRENCIES

7.1	General

In this Clause:

Agent's Spot Rate of Exchange means the Facility Agent's spot rate of exchange for the purchase of the relevant currency in the London foreign exchange market with Sterling at or about 11.00 a.m. on a particular day.

Pre-approved Currency means U.S.$ and euro.

Sterling Amount of a Loan or part of a Loan means:

(a)	if the Loan is denominated in Sterling, its amount; or

(b)
in the case of any Loan denominated in an Optional Currency, its equivalent in Sterling calculated on the basis of the Agent's Spot Rate of Exchange one Business Day before the Rate Fixing Day for that Term.

7.2	Selection

(a)	The Borrower must select the currency of a Loan in its Request. The Borrower may select Sterling or an Optional Currency for a Loan.

(b)	Unless the Facility Agent otherwise agrees, the Loans may not be denominated at any one time in more than three currencies.

7.3	Selection of Optional Currencies

(a)	A Loan may be denominated in an Optional Currency for a Term if:

(i)	that Optional Currency is readily available in the amount required and freely convertible into Sterling in the relevant interbank market on the Rate Fixing Day and the first day of that Term; and

(ii)	that Optional Currency is a Pre-approved Currency or has been previously approved by the Facility Agent (acting on the instruction of all the Lenders).

(b)
If the Facility Agent has received a request from the Borrower for a currency to be approved as an Optional Currency (other than a Pre-approved Currency), the Facility Agent must, within five Business Days, confirm to the Borrower:

(i)	whether or not the Lenders have given their approval; and

(ii)	if approval has been given, the minimum amount (and, if required, integral multiples) for any Loan in that currency.

7.4	Revocation of currency

(a)	Notwithstanding any other term of this Agreement, if before 9.30 a.m. on any Rate Fixing Day the Facility Agent receives notice from a Lender that:

(i)	the Optional Currency requested is not readily available to it in the relevant interbank market in the amount and for the period required; or

(ii)	participating in a Loan in the proposed Optional Currency might contravene any law or regulation applicable to it,

the Facility Agent must give notice to the Borrower to that effect promptly and in any event before 11.00 a.m. on that day.

(b)	In this event:

(i)	that Lender must participate in the Loan in Sterling; and

(ii)	the share of that Lender in the Loan and any other similarly affected Lender(s) will be treated as a separate Loan denominated in Sterling during that Term.

(c)	Any part of a Loan treated as a separate Loan under this Subclause will not be taken into account for the purposes of any limit on the number of Loans or currencies outstanding at any one time.

(d)	A Loan will still be treated as a Rollover Loan if it is not denominated in the same currency as the maturing Loan by reason only of the operation of this Subclause.

7.5	Optional Currency equivalents

Except as expressly provided in this Agreement, the equivalent in Sterling of a Loan or part of a Loan in an Optional Currency for the purposes of calculating:

(a)	whether any limit under this Agreement has been exceeded;

(b)	the amount of a Loan;

(c)	the share of a Lender in a Loan;

(d)	the amount of any repayment of a Loan; or

(e)	the undrawn amount of a Lender's Commitment,

is its Sterling Amount.

7.6	Notification

The Facility Agent must notify the Lenders and the Borrower of the relevant Sterling Amount (and the applicable Agent's Spot Rate of Exchange) promptly after they are ascertained.

8.	REPAYMENT OF LOANS

The Borrower must repay each Loan in full on its Maturity Date. No Loan may be outstanding after the Final Maturity Date. Subject to the other terms of this Agreement, any amounts repaid under this Clause 8 may be re-borrowed.

9.	PREPAYMENT AND CANCELLATION

9.1	Mandatory prepayment - illegality

(a)
A Lender must notify the Borrower promptly if it becomes aware that it is unlawful in any jurisdiction for that Lender to perform any of its obligations under a Finance Document or to fund or maintain its share in any Loan.

(b)	After notification under paragraph (a) above:

(i)	the Borrower must repay or prepay the share of that Lender in each Loan made to it on the date specified in paragraph (c) below; and

(ii)	the Commitment of that Lender will be immediately cancelled.

(c)	The date for repayment or prepayment of a Lender's share in a Loan will be:

(i)	the Business Day following receipt by the Borrower of notice from the Lender under paragraph (a) above; or

(ii)	if later, the latest date allowed by the relevant law.

9.2	Mandatory prepayment - change of control

(a)
If, except in the context of a group reorganisation where the Borrower continues to be controlled directly or indirectly, by PPL Corporation, the Borrower becomes aware of any person (whether alone or together with any associated person or persons) gaining control of the Borrower (for these purposes "associated person" means, in relation to any person, a person who is (i) "acting in concert" (as defined in the City Code on Takeovers and Mergers) with that person or (ii) a "connected person" (as defined in section 839 of the Income and Corporation Taxes Act 1988) of that person, and "control" has the meaning given to it in section 416 of the Income and Corporation Taxes Act 1988):

(i)	the Borrower shall promptly give notice of such change of control to the Facility Agent;

(ii)
the Lenders and the Borrower shall immediately enter into negotiations for a period of not more than 30 days from the date of the change of control with a view to agreeing whether the Facility shall continue to be made available and on what terms;

(iii)	during this 30-day negotiation period, the Borrower may not issue a Request for a Loan that is not a Rollover Loan, unless otherwise agreed by the Majority Lenders; and

(iv)	if no such agreement is reached within the said period of 30 days then:

(A)	any Lender may on 10 days' notice to the Facility Agent and to the Borrower require the repayment of its share in each Loan and cancel its Commitment; and

(B)	the Majority Lenders may on 10 days' notice to the Borrower require repayment in full of all outstanding Loans and cancel the Total Commitments.

9.3	Voluntary prepayment

(a)	The Borrower may, by giving not less than three Business Days' prior notice to the Facility Agent, prepay any Loan at any time in whole or in part.

(b)	A prepayment of part of a Loan drawn in US Dollars must be in a minimum amount of $5,000,000 and an integral multiple of U.S. $1,000,000.

(c)
A prepayment of part of a Loan drawn in Sterling or any Optional Currency other than US Dollar must be in a minimum amount of £5,000,000 (or its equivalent) and an integral multiple of £1,000,000 (or its equivalent).

9.4	Automatic cancellation

The Commitment of each Lender will be automatically cancelled at the close of business on the last day of the Availability Period.

9.5	Voluntary cancellation

(a)	The Borrower may, by giving not less than three Business Days' prior notice to the Facility Agent, cancel the unutilised amount of the Total Commitments in whole or in part.

(b)	Partial cancellation of the Total Commitments must be in a minimum amount of £5,000,000 and an integral multiple of £1,000,000.

(c)	Any cancellation in part will be applied against the relevant Commitment of each Lender pro rata.

9.6	Involuntary prepayment and cancellation

(a)
If the Borrower is, or will be, required to pay to a Lender a Tax Payment or an Increased Cost, the Borrower may, while the requirement continues, give notice to the Facility Agent requesting prepayment and cancellation in respect of that Lender.

(b)	After notification under paragraph (a) above:

(i)	the Borrower must repay or prepay that Lender's share in each Loan made to it on the date specified in paragraph (c) below; and

(ii)	the Commitment of that Lender will be immediately cancelled.

(c)	The date for repayment or prepayment of a Lender's share in a Loan will be the last day of the current Term for that Loan or, if earlier, the date specified by the Borrower in its notification.

9.7	Re-borrowing of Loans

Any voluntary prepayment of a Loan may be re-borrowed on the terms of this Agreement. Any mandatory or involuntary prepayment of a Loan may not be re-borrowed.

9.8	Miscellaneous provisions

(a)
Any notice of prepayment and/or cancellation under this Agreement is irrevocable and must specify the relevant date(s) and the affected Loans and Commitments. The Facility Agent must notify the Lenders promptly of receipt of any such notice.

(b)	All prepayments under this Agreement must be made with accrued interest on the amount prepaid. No premium or penalty is payable in respect of any prepayment except for Break Costs.

(c)	The Majority Lenders may agree a shorter notice period for a voluntary prepayment or a voluntary cancellation.

(d)	No prepayment or cancellation is allowed except in accordance with the express terms of this Agreement.

(e)	No amount of the Total Commitments cancelled under this Agreement may subsequently be reinstated.

10.	INTEREST

10.1	Calculation of interest

The rate of interest on each Loan for each Term is the percentage rate per annum equal to the aggregate of the applicable:

(a)	Margin;

(b)	LIBOR; and

(c)	Mandatory Cost.

10.2	Payment of interest

Except where it is provided to the contrary in this Agreement, the Borrower must pay accrued interest on each Loan made to it on the last day of each Term and also, if the Term is longer than six months, on the dates falling at six-monthly intervals after the first day of that Term.

10.3	Interest on overdue amounts

(a)
If the Borrower fails to pay any amount payable by it under the Finance Documents, it must immediately on demand by the Facility Agent pay interest on the overdue amount from its due date up to the date of actual payment, both before, on and after judgment.

(b)
Interest on an overdue amount is payable at a rate determined by the Facility Agent to be 1% per annum above the rate which would have been payable if the overdue amount had, during the period of non-payment, constituted a Loan in the currency of the overdue amount. For this purpose, the Facility Agent may (acting reasonably):

(i)	select successive Terms of any duration of up to three months; and

(ii)	determine the appropriate Rate Fixing Day for that Term.

(c)	Notwithstanding paragraph (b) above, if the overdue amount is a principal amount of a Loan and becomes due and payable prior to the last day of its current Term, then:

(i)	the first Term for that overdue amount will be the unexpired portion of that Term; and

(ii)	the rate of interest on the overdue amount for that first Term will be 1% per annum above the rate then payable on that Loan.

After the expiry of the first Term for that overdue amount, the rate on the overdue amount will be calculated in accordance with paragraph (b) above.

(d)	Interest (if unpaid) on an overdue amount will be compounded with that overdue amount at the end of each of its Terms but will remain immediately due and payable.

10.4	Notification of rates of interest

The Facility Agent must promptly notify each relevant Party of the determination of a rate of interest under this Agreement.

10.5	Margin

(a)
The applicable Margin for all Loans will be determined in accordance with the table below and by reference to the percentage rate per annum specified in Column 2 as set out below opposite the long term credit rating assigned to the Borrower and published by Moody's and/or S&P as specified in Column 1 as set out below;

Column 1 Credit Rating (S&P/Moody's)	Column 2 Margin %

BBB+/Baa1 (or higher)	0.35

BBB/Baa2	0.45

BBB-/Baa3	0.65

BB+/Ba1	0.80

BB/Ba2 (or lower)	1.00

(b)	Initially the applicable Margin shall be 0.65% per annum.

(c)
During any period in which (i) an Event of Default is outstanding; and/or (ii) there is no long term credit rating assigned to the Borrower by either S&P or Moody's, the applicable Margin shall, in each case, be 1.00% per annum.

(d)
In the event that the long term credit ratings assigned to the Borrower by S&P and Moody's would indicate a different Margin under (a) above then the lower of the two credit ratings shall apply to determine the applicable Margin, save that, in the event that there is more than one notch difference between the two credit ratings, then the middle level shall apply to determine the applicable Margin and, in the event that there are an even number of levels between the two credit ratings (and therefore no middle level) the higher of the two middle levels shall be used to determine the applicable Margin.

(e)
Any adjustment to the Margin pursuant to paragraphs (a) to (d) above shall be made on the date of publication by S&P and/or Moody's of a long term credit rating of the Borrower (or an amendment of a previously published rating) or on the date in which no long term credit rating is assigned to the Borrower, if such publication (or amendment) would result in a change in the Margin as provided above and, for the avoidance of doubt, such adjustment shall apply to Loans currently outstanding at such date of publication and with effect from such date.

(f)	Promptly after becoming aware of the same, the Borrower shall inform the Facility Agent in writing if any of the circumstances contemplated by paragraphs (b) through (d) apply.

11.	TERMS

11.1	Selection - Loans

(a)	Each Loan has one Term only.

(b)	The Borrower must select the Term for a Loan in the relevant Request.

(c)
Subject to the following provisions of this Clause, each Term for a Loan will be one, two, three or six months' or for a period of one to thirty days' duration as selected by the Borrower or any other period agreed by the Borrower and the Lenders.

(d)	The Borrower shall not use its right under paragraph (c) above to select for a Loan a Term of less than one month's duration more than six times in any calendar year.

11.2	No overrunning the Final Maturity Date

If a Term would otherwise overrun the Final Maturity Date, it will be shortened so that it ends on the Final Maturity Date.

11.3	Other adjustments

The Facility Agent and the Borrower may enter into such other arrangements as they may agree for the adjustment of Terms and the consolidation and/or splitting of Loans.

11.4	Notification

The Facility Agent must notify the Borrower and the Lenders of the duration of each Term promptly after ascertaining its duration.

12.	MARKET DISRUPTION

12.1	Failure of a Reference Bank to supply a rate

If LIBOR is to be calculated by reference to the Reference Banks but a Reference Bank does not supply a rate by 12.00 noon on a Rate Fixing Day, the applicable LIBOR will, subject as provided below, be calculated on the basis of the rates of the remaining Reference Banks.

12.2	Market disruption

(a)	In this Clause, each of the following events is a market disruption event:

(i)	LIBOR is to be calculated by reference to the Reference Banks but no, or only one, Reference Bank supplies a rate by 12.00 noon on the Rate Fixing Day; or

(ii)
the Facility Agent receives by close of business on the Rate Fixing Day notification from Lenders whose shares in the relevant Loan exceed 50% of that Loan that such Lenders are unable to obtain matching deposits in the relevant interbank market or the rate at which they can do so is in excess of LIBOR for the relevant Term.

(b)	The Facility Agent must promptly notify the Borrower and the Lenders of a market disruption event.

(c)	After notification under paragraph (b) above, the rate of interest on each Lender's share in the affected Loan for the relevant Term will be the aggregate of the applicable:

(i)	Margin;

(ii)
rate notified to the Facility Agent by that Lender as soon as practicable, and in any event before interest is due to be paid in respect of that Term, to be that which expresses as a percentage rate per annum the cost to that Lender of funding its share in that Loan from whatever source it may reasonably select; and

(iii)	Mandatory Cost.

12.3	Alternative basis of interest or funding

(a)
If a market disruption event occurs and the Facility Agent or the Borrower so requires, the Borrower and the Facility Agent must enter into negotiations for a period of not more than 30 days with a view to agreeing an alternative basis for determining the rate of interest and/or funding for the affected Loan and any future Loan.

(b)	Any alternative basis agreed will be, with the prior consent of all the Lenders, binding on all the Parties.

13.	TAXES

13.1	General

In this Clause:

Tax Credit means a credit against any Tax or any relief or remission for Tax (or its repayment).

U.K. Lender means a Lender which is within the charge to U.K. corporation tax in respect of, and beneficially entitled to, a payment of interest on a Loan made by a person that was a bank for the purposes of section 349 of the Income and Corporation Taxes Act 1988 (as currently defined in section 840A of the Income and Corporation Taxes Act 1988) at the time the Loan was made;

13.2	Tax gross-up

(a)	The Borrower must make all payments to be made by it under the Finance Documents without any Tax Deduction, unless a Tax Deduction is required by law.

(b)	If:

(i)	a Lender is not, or ceases to be, a U.K. Lender; or

(ii)	the Borrower or a Lender is aware that the Borrower must make a Tax Deduction (or that there is a change in the rate or the basis of a Tax Deduction),

it must promptly notify the Facility Agent. The Facility Agent must then promptly notify the affected Parties.

(c)
Except as provided below, if a Tax Deduction is required by law to be made by the Borrower or the Facility Agent, the amount of the payment due from the Borrower will be increased to an amount which (after making the Tax Deduction) leaves an amount equal to the payment which would have been due if no Tax Deduction had been required.

(d)
Except as provided below, the Borrower is not required to make an increased payment under paragraph (c) above to a Lender that is not, or has ceased to be, a U.K. Lender in excess of the amount that the Borrower would have had to pay had the Lender been, or not ceased to be, a U.K. Lender.

(e)
Paragraph (d) above will not apply if the Lender has ceased to be a U.K. Lender by reason of any change after the date it became a Lender under this Agreement in (or in the interpretation, administration, or application of) any law or double taxation agreement or any published practice or concession of any relevant taxing authority.

(f)
Where a Lender fails to give notice under paragraph (b) above within 60 days after it obtains knowledge (or, after reasonable due enquiry, ought to have obtained knowledge) of such event, then such Lender shall, with respect to any claim made by it under this Clause 13.2 (Tax gross-up), only be entitled to claim an increased payment for the period from and after the date that is 60 days prior to the date on which the Lender does give notice.

(g)	If the Borrower is required to make a Tax Deduction, it must make the minimum Tax Deduction and must make any payment required in connection with that Tax Deduction within the time allowed by law.

(h)
Within 30 days of making either a Tax Deduction or a payment required in connection with a Tax Deduction, the Borrower must deliver to the Facility Agent for the relevant Finance Party evidence satisfactory to that Finance Party (acting reasonably) that the Tax Deduction has been made or (as applicable) the appropriate payment has been paid to the relevant taxing authority.

13.3	Tax indemnity

(a)
Except as provided below, the Borrower must indemnify a Finance Party against any loss or liability which that Finance Party (in its absolute discretion) determines will be or has been suffered (directly or indirectly) by that Finance Party for or on account of Tax in relation to a payment received or receivable (or any payment deemed to be received or receivable) under a Finance Document.

(b)	Paragraph (a) above does not apply to any Tax assessed on a Finance Party under the laws of the jurisdiction in which:

(i)	that Finance Party is incorporated or, if different, the jurisdiction (or jurisdictions) in which that Finance Party is treated as resident for tax purposes; or

(ii)	that Finance Party's Facility Office is located in respect of amounts received or receivable in that jurisdiction,

if that Tax is imposed on or calculated by reference to the net income received or receivable by that Finance Party. However, any payment deemed to be received or receivable, including any amount treated as income but not actually received by the Finance Party, such as a Tax Deduction, will not be treated as net income received or receivable for this purpose.

(c)	A Finance Party making, or intending to make, a claim under paragraph (a) above must promptly notify the Borrower of the event which will give, or has given, rise to the claim.

13.4	Tax Credit

If the Borrower makes a Tax Payment and the relevant Finance Party has obtained and used any Tax Credit that is attributable to that Tax Payment, then, if in its discretion (acting reasonably) it can do so without any further adverse consequences for it, that Finance Party must pay an amount to the Borrower which that Finance Party determines (in its discretion, acting reasonably) will leave it (after that payment) in the same after-tax position as it would have been in if the Tax Payment had not been required to be made by the Borrower. The relevant Finance Party shall take those steps it considers reasonable to seek and claim any tax credit.

13.5	Tax Warranty of Lenders

Each Lender severally warrants to the Borrower on the date it becomes a Lender that it is a U.K. Lender. A Lender must promptly notify the Borrower if it ceases to be a U.K. Lender after this Agreement is entered into.

13.6	Stamp taxes

The Borrower must pay and indemnify each Finance Party against any stamp duty, registration or other similar Tax payable in connection with the entry into, performance or enforcement of any Finance Document, except for any such Tax payable in connection with the entry into of a Transfer Certificate.

13.7	Value added taxes

(a)
All costs and expenses payable under a Finance Document by the Borrower are exclusive of any value added tax or any other Tax of a similar nature which might be chargeable in connection with that amount. If any such Tax is chargeable, the Borrower must pay to the Finance Party (in addition to and at the same time as paying that amount) an amount equal to the amount of that Tax.

(b)
The obligation of the Borrower under paragraph (a) above will be reduced to the extent that the Finance Party determines (acting reasonably) that it is entitled to repayment or a credit in respect of the relevant Tax.

14.	INCREASED COSTS

14.1	Increased Costs

Except as provided below in this Clause, the Borrower must pay to a Finance Party the amount of any Increased Cost incurred by that Finance Party or any of its Affiliates as a result of:

(a)	the introduction of, or any change in, or any change in the interpretation or application of, any law or regulation; or

(b)	compliance with any law or regulation,

made after the date of this Agreement.

14.2	Exceptions

The Borrower need not make any payment for an Increased Cost to the extent that the Increased Cost is:

(a)	compensated for under another Clause or would have been but for an exception to that Clause;

(b)	a Tax on the overall net income of a Finance Party or any of its Affiliates;

(c)	attributable to a Finance Party or its Affiliate wilfully failing to comply with any law or regulation;

(d)
attributable to the implementation or application of or compliance with the "International Convergence of Capital Measurement and Capital Standards, a Revised Framework" published by Basel Committee on Banking and Supervision in June 2004 in the form existing on the date of this Agreement (Basel II) or any other law or regulation which implements Basel II (whether such implementation, application or compliance is by a government, regulator, Finance Party or any of its Affiliates); or

(e)
incurred in any period or periods ending prior to the date falling 60 days before the date any demand in relation to that Increased Cost is made (save where the relevant Finance Party (after due enquiry) was unaware of the existence of such Increased Cost or where such Increased Cost is caused by reason of a change in (or in the interpretation, administration or application of) law with retrospective effect).

14.3	Claims

A Finance Party intending to make a claim for an Increased Cost must notify the Borrower promptly of the circumstances giving rise to, and the amount of, the claim.

15.	MITIGATION

15.1	Mitigation

(a)	Each Finance Party must, in consultation with the Borrower, take all reasonable steps to mitigate any circumstances which arise and which result or would result in:

(i)	any Tax Payment or Increased Cost being payable to that Finance Party;

(ii)	that Finance Party being able to exercise any right of prepayment and/or cancellation under this Agreement by reason of any illegality;

(iii)	that Finance Party incurring any cost of complying with the minimum reserve requirements of the European Central Bank; or

(iv)	the occurrence of any market disruption event,

including transferring its rights and obligations under the Finance Documents to an Affiliate or changing its Facility Office.

(b)	A Finance Party is not obliged to take any step under this Subclause if, in the opinion of that Finance Party (acting reasonably), to do so might be prejudicial to it.

(c)	Each Finance Party must promptly notify the Borrower of any circumstances as described in 15.1(a)(i) to (iv).

(d)	The Borrower must indemnify each Finance Party for all costs and expenses reasonably incurred by it as a result of any step taken under this Clause 15.1 (Mitigation).

15.2	Substitution

Notwithstanding Clause 15.1 (Mitigation), if any circumstances arise which result in:

(a)	any Tax Payment or Increased Cost being payable to that Finance Party;

(b)	that Finance Party being able to exercise any right of prepayment and/or cancellation under this Agreement by reason of any illegality;

(c)	that Finance Party incurring any cost of complying with the minimum reserve requirements of the European Central Bank; or

(d)	the occurrence of any market disruption event,

then the Borrower, at its expense, at any time within 180 days after the occurrence of the relevant event or circumstance, so long as no Default is outstanding, may by notice to such Finance Party require it (and, if applicable, its Affiliate) to novate its rights and obligations hereunder (including its Commitment and its share of any Loans) in accordance with Clause 28 to a bank or financial institution specified by the Borrower and acceptable to the Facility Agent which is willing to take such a novation as aforesaid provided that:

(i)	such novation shall not conflict with or violate any law applicable to or binding on such Finance Party (or, if applicable, its Affiliate); and

(ii)	the Borrower shall have paid to the Finance Party (or, if applicable, its Affiliate) all amounts accrued and owing hereunder.

Notwithstanding the above, the Borrower shall not be entitled to require a novation under this Clause 15.2 with respect to any Finance Party if:

(A)	the relevant Finance Party shall have mitigated the effect of the relevant event or circumstance as provided in Clause 15.1(a), and the novation would have no greater or further mitigating effect; or

(B)	the relevant event or circumstances are applicable to all Finance Parties.

15.3	Conduct of business by a Finance Party

No term of this Agreement will:

(a)	interfere with the right of any Finance Party to arrange its affairs (Tax or otherwise) in whatever manner it thinks fit or oblige any Finance Party to investigate or claim any Tax Credit; or

(b)	oblige any Finance Party to disclose any information relating to its affairs (Tax or otherwise) or any computation in respect of Tax.

16.	PAYMENTS

16.1	Place

Unless a Finance Document specifies that payments under it are to be made in another manner, all payments by a Party (other than the Facility Agent) under the Finance Documents must be made to the Facility Agent to its account at such office or bank:

(a)	in the principal financial centre of the country of the relevant currency; or

(b)	in the case of euro, in the principal financial centre of a Participating Member State or London,

as it may notify to that Party for this purpose by not less than five Business Days' prior notice.

16.2	Funds

Payments under the Finance Documents to the Facility Agent must be made for value on the due date at such times and in such funds as the Facility Agent may specify to the Party concerned as being customary at the time for the settlement of transactions in the relevant currency in the place for payment.

16.3	Distribution

(a)
Each payment received by the Facility Agent under the Finance Documents for another Party must, except as provided below, be made available by the Facility Agent to that Party by payment (as soon as practicable after receipt) to its account with such office or bank:

(i)	in the principal financial centre of the country of the relevant currency; or

(ii)	in the case of euro, in the principal financial centre of a Participating Member State or London,

as it may notify to the Facility Agent for this purpose by not less than five Business Days' prior notice.

(b)
The Facility Agent may apply any amount received by it for the Borrower in or towards payment (as soon as practicable after receipt) of any amount due from the Borrower under the Finance Documents or in or towards the purchase of any amount of any currency to be so applied.

(c)
Where a sum is paid to the Facility Agent under this Agreement for another Party, the Facility Agent is not obliged to pay that sum to that Party until it has established that it has actually received it. However, the Facility Agent may assume that the sum has been paid to it, and, in reliance on that assumption, make available to that Party a corresponding amount. If it transpires that the sum has not been received by the Facility Agent, that Party must immediately on demand by the Facility Agent refund any corresponding amount made available to it together with interest on that amount from the date of payment to the date of receipt by the Facility Agent at a rate calculated by the Facility Agent to reflect its cost of funds.

16.4	Currency

(a)	Unless a Finance Document specifies that payments under it are to be made in a different manner, the currency of each amount payable under the Finance Documents is determined under this Clause.

(b)	Interest is payable in the currency in which the relevant amount in respect of which it is payable is denominated.

(c)	A repayment or prepayment of any principal amount is payable in the currency in which that principal amount is denominated on its due date.

(d)	Amounts payable in respect of costs and expenses are payable in the currency in which they are incurred.

(e)	Each other amount payable under the Finance Documents is payable in Sterling.

16.5	No set-off or counterclaim

All payments made by the Borrower under the Finance Documents must be made without set-off or counterclaim.

16.6	Business Days

(a)
If a payment under the Finance Documents is due on a day which is not a Business Day, the due date for that payment will instead be the next Business Day in the same calendar month (if there is one) or the preceding Business Day (if there is not) or whatever day the Facility Agent determines is market practice.

(b)	During any extension of the due date for payment of any principal under this Agreement interest is payable on that principal at the rate payable on the original due date.

16.7	Partial payments

(a)
If any Administrative Party receives a payment insufficient to discharge all the amounts then due and payable by the Borrower under the Finance Documents, the Administrative Party must apply that payment towards the obligations of the Borrower under the Finance Documents in the following order:

(i)	first, in or towards payment pro rata of any unpaid fees, costs and expenses of the Administrative Parties under the Finance Documents;

(ii)	secondly, in or towards payment pro rata of any accrued interest or fee due but unpaid under this Agreement;

(iii)	thirdly, in or towards payment pro rata of any principal amount due but unpaid under this Agreement; and

(iv)	fourthly, in or towards payment pro rata of any other sum due but unpaid under the Finance Documents.

(b)	The Facility Agent must, if so directed by all the Lenders, vary the order set out in subparagraphs (a)(ii) to (iv) above.

(c)	This Subclause will override any appropriation made by the Borrower.

16.8	Timing of payments

If a Finance Document does not provide for when a particular payment is due, that payment will be due within three Business Days of demand by the relevant Finance Party.

17.	REPRESENTATIONS

17.1	Representations

The representations set out in this Clause are made by the Borrower to each Finance Party.

17.2	Status

It is a limited liability company, duly incorporated under the Companies Act 1985 and validly existing under the laws of England.

17.3	Powers and authority

It has the power to enter into and perform, and has taken all necessary action to authorise the entry into and performance of, the Finance Documents to which it is or will be a party and the transactions contemplated by those Finance Documents.

17.4	Legal validity

Subject to any general principles of law limiting its obligations and referred to in any legal opinion required under this Agreement, each Finance Document to which it is a party is its legally binding, valid and enforceable obligation.

17.5	Non-conflict

The entry into and performance by it of, and the transactions contemplated by, the Finance Documents do not conflict with any borrowing or other power or restriction granted or imposed by:

(a)	any law or regulation applicable to it and violation of which has or is likely to have a Material Adverse Effect; or

(b)	its constitutional documents.

17.6	No Event of Default

No Event of Default is outstanding or will result from the execution of, or the performance of any transaction contemplated by, any Finance Document.

17.7	Authorisations

All authorisations required by it in connection with the entry into, performance, validity and enforceability of, and the transactions contemplated by, the Finance Documents have been obtained or effected (as appropriate) and are in full force and effect.

17.8	Financial statements

Its audited consolidated financial statements most recently delivered to the Facility Agent (which, at the date of this Agreement, are the Original Financial Statements):

(a)	have been prepared in accordance with accounting principles and practices generally accepted in its jurisdiction of incorporation, consistently applied; and

(b)	fairly represent its consolidated financial condition as at the date to which they were drawn up,

except, in each case, as disclosed to the contrary in those financial statements.

17.9	No material adverse change

Other than as disclosed in writing to the Mandated Lead Arrangers prior to the date of this Agreement there has been no material adverse change in its consolidated financial condition since the date to which the Original Financial Statements were drawn up.

17.10	Litigation

No litigation, arbitration or administrative proceedings are current or, to its knowledge, pending or threatened, which, if adversely determined, are reasonably likely to have a Material Adverse Effect.

17.11	Winding Up

No meeting has been convened for its Winding-up and, so far as it is aware, no petition, application or the like is outstanding for its Winding-up.

17.12	Non-Violation of other Agreements

Its entry into, exercise of its rights and/or performance of or compliance with its obligations under this Agreement do not and will not violate, to an extent or in a manner which has or is likely to have a Material Adverse Effect on it, any agreement to which it is a party or which is binding on it.

17.13	Times for making representations

(a)	The representations set out in this Clause are made by the Borrower on the date of this Agreement.

(b)	The representations in Clauses 17.2 to 17.7 (inclusive) are deemed to be repeated by the Borrower on the date of each Request and the first day of each Term.

(c)	When a representation is repeated, it is applied to the circumstances existing at the time of repetition.

18.	INFORMATION COVENANTS

18.1	Financial statements

(a)	The Borrower must supply to the Facility Agent in sufficient copies for all the Lenders:

(i)	its audited consolidated financial statements for each of its financial years;

(ii)	the audited financial statements for each Distribution Company for each of their respective financial years; and

(iii)	its interim financial statements for the first half-year of each of its financial years.

(b)	All financial statements must be supplied as soon as they are available and:

(i)	in the case of the Borrower's audited consolidated financial statements within 180 days;

(ii)	in the case of each Distribution Company's audited financial statements within 180 days; and

(iii)	in the case of the Borrower's interim financial statements within 90 days,

of the end of the relevant financial period.

18.2	Form of Financial Statement

If any financial statement delivered or to be delivered to the Facility Agent under Clause 18.1 is not to be or, as the case may be, has not been prepared in accordance with Applicable Accounting Principles:

(a)
The Borrower and the Facility Agent (on behalf of and after consultation with all the Lenders) shall, on the request of the Facility Agent or the Borrower, negotiate in good faith with a view to agreeing such amendments to the above financial ratio and/or the definitions of the terms used in it as are necessary to give the Lenders comparable protection to that contemplated at the date of this Agreement;

(b)	If amendments are agreed by the Borrower and the Majority Lenders within 25 days, those amendments shall take effect in accordance with the terms of that agreement;

(c)	If such amendments are not so agreed within 25 days, the Borrower shall:

(i)	within 30 days after the end of that 25 day period; and

(ii)	with all subsequent financial statements to be delivered to the Facility Agent under Clause 18.1,

deliver to the Facility Agent details of all such adjustments as need to be made to the relevant financial statements to bring them into line with the Companies Act 1985 (as in effect on the date of this Agreement) and Applicable Accounting Principles.

18.3	Compliance Certificate

(a)	The Borrower must supply to the Facility Agent a Compliance Certificate with each set of its financial statements, sent to the Facility Agent under this Agreement.

(b)	A Compliance Certificate must be signed by two directors of the Borrower.

18.4	Information - miscellaneous

The Borrower must supply to the Facility Agent, in sufficient copies for all the Lenders if the Facility Agent so requests:

(a)	copies of all documents despatched by the Borrower to its creditors generally or any class of them at the same time as they are despatched;

(b)
promptly upon becoming aware of them, details of any litigation, arbitration or administrative proceedings which are current, threatened or pending and which might, if adversely determined, have a Material Adverse Effect;

(c)	promptly on request, a list of the then current Material Subsidiaries; and

(d)	promptly on request, such further information regarding the financial condition and operations of the Group as any Finance Party through the Facility Agent may reasonably request.

18.5	Notification of Default

(a)	The Borrower must notify the Facility Agent of any Default (and the steps, if any, being taken to remedy it) promptly upon becoming aware of its occurrence.

(b)
Promptly on request by the Facility Agent, the Borrower must supply to the Facility Agent a certificate signed by two of its directors on its behalf, certifying that no Default is outstanding or, if a Default is outstanding, specifying the Default and the steps, if any, being taken to remedy it.

18.6	Use of websites

(a)	Except as provided below, the Borrower may deliver any information under this Agreement to a Lender by posting it on to an electronic website if:

(i)	the Facility Agent and the Lender agree;

(ii)	the Borrower and the Facility Agent designate an electronic website for this purpose;

(iii)	the Borrower notifies the Facility Agent of the address of and password for the website; and

(iv)	the information posted is in a format agreed between the Borrower and the Facility Agent.

The Facility Agent must supply each relevant Lender with the address of and password for the website.

(b)	Notwithstanding the above, the Borrower must supply to the Facility Agent in paper form a copy of any information posted on the website together with sufficient copies for:

(i)	any Lender not agreeing to receive information via the website; and

(ii)	within 10 Business Days of request any other Lender, if that Lender so requests.

(c)	The Borrower must promptly upon becoming aware of its occurrence, notify the Facility Agent if:

(i)	the website cannot be accessed;

(ii)	the website or any information on the website is infected by any electronic virus or similar software;

(iii)	the password for the website is changed; or

(iv)	any information to be supplied under this Agreement is posted on the website or amended after being posted.

If the circumstances in subparagraphs (i) or (ii) above occur, the Borrower must supply any information required under this Agreement in paper form.

18.7	Know your customer requirements

(a)
The Borrower must promptly on the request of any Finance Party supply to that Finance Party any documentation or other evidence which is reasonably requested by that Finance Party (whether for itself, on behalf of any Finance Party or any prospective new Lender) to enable a Finance Party or prospective new Lender to carry out and be satisfied with the results of all applicable know your customer requirements.

(b)
Each Lender must promptly on the request of the Facility Agent supply to the Facility Agent any documentation or other evidence which is reasonably required by the Facility Agent to carry out and be satisfied with the results of all know your customer requirements.

19.	FINANCIAL COVENANTS

19.1	Definitions

In this Clause:

Consolidated EBITDA means the consolidated net pre-taxation profits of the Group for a Measurement Period as adjusted by:

(a)	adding back Interest Payable;

(b)	taking no account of any exceptional or extraordinary item;

(c)	excluding any amount attributable to minority interests;

(d)	adding back depreciation and amortisation;

(e)
taking no account of any revaluation of an asset or any loss or gain over book value arising on the disposal of an asset (otherwise than in the ordinary course of trading) by a member of the Group during that Measurement Period; and

(f)	taking no account of any return on pension scheme assets or any interest on pension scheme liabilities.

Interest Payable means, in relation to any Measurement Period, the aggregate of all interest payable and similar charges of each member of the Group expressed in Sterling in accordance with Applicable Accounting Principles.

Measurement Period means a half-year of the Borrower.

Regulatory Asset Base means the aggregate regulatory asset base of the Distribution Companies most recently published by OFGEM.

Total Net Debt means, in respect of the Group, at any time the aggregate Financial Indebtedness of the Group which is required to be accounted for as debt in the consolidated annual financial statements of the Group but excluding any pension scheme liabilities of the Group and less any cash and cash equivalents (as indicated in the annual financial statements of the Group) held by any member of the Group.

19.2	Interpretation

(a)
Except as provided to the contrary in this Agreement, an accounting term used in this Clause is to be construed in accordance with the principles applied in connection with the Original Financial Statements.

(b)	Any amount in a currency other than Sterling is to be taken into account at its Sterling equivalent calculated on the basis of:

(i)
the Facility Agent's spot rate of exchange for the purchase of the relevant currency in the London foreign exchange market with Sterling at or about 11.00 a.m. on the day the relevant amount falls to be calculated; or

(ii)
if the amount is to be calculated on the last day of a financial period of the Borrower, the relevant rates of exchange used by the Borrower in, or in connection with, its financial statements for that period.

(c)	No item must be credited or deducted more than once in any calculation under this Clause.

19.3	Interest cover

The Borrower must ensure that the ratio of Consolidated EBITDA to Interest Payable is not, at the end of each Measurement Period, less than 3 to 1.

19.4	Asset Cover

The Borrower must ensure that at all times the Regulatory Asset Base will exceed Total Net Debt by at least the higher of (a) an amount equivalent to 15 per cent of Total Net Debt or (b) £150,000,000.

20.	GENERAL COVENANTS

20.1	General

The Borrower agrees to be bound by the covenants set out in this Clause relating to it and, where the covenant is expressed to apply to each member of the Group, the Borrower must ensure that each of its Subsidiaries performs that covenant.

20.2	Authorisations

The Borrower must promptly obtain, maintain and comply with the terms of any authorisation required under any law or regulation to enable it to perform its obligations under, or for the validity or enforceability of, any Finance Document.

20.3	Compliance with laws

Each member of the Group must comply in all respects with all laws to which it is subject where failure to do so is reasonably likely to have a Material Adverse Effect.

20.4	Pari passu ranking

The Borrower must ensure that its payment obligations under the Finance Documents rank at least pari passu with all its other present and future unsecured payment obligations, except for obligations mandatorily preferred by law applying to companies generally.

20.5	Negative pledge

(a)	Except as provided below, neither the Borrower nor any Distribution Company may create or allow to exist any Security Interest on any of its assets.

(b)	Paragraph (a) does not apply to:

(i)
any Security Interest created under or in connection with or arising out of the Balancing and Settlement Code or any transactions or arrangements entered into in connection with the management of risks relating thereto;

(ii)
in respect of overdue amounts which have not been overdue for more than 30 days and/or are being contested in good faith, liens arising solely by operation of law or by order of a court or tribunal (or by an agreement of similar effect) and/or in the ordinary course of business or operations;

(iii)
any Security Interest created after the date of this Agreement for the sole purpose of re-financing all or any part of the Facility (at the option of the Borrower) provided that the monies borrowed or raised on such Security Interest shall, to that extent, be applied reasonably promptly in accordance with this Agreement in or towards repayment of the Facility;

(iv)	any Security Interest arising out of title retention provisions in a supplier's standard conditions of supply of goods acquired in the ordinary course of business or operations;

(v)
any Security Interest created on any asset acquired after the date of this Agreement for the sole purpose of financing or re-financing that acquisition and securing a principal, capital or nominal amount not exceeding the cost of that acquisition, provided that the Security Interest is removed or discharged within six months of the date of acquisition of such asset;

(vi)
any Security Interest outstanding on or over any asset acquired after the date of this Agreement and in existence at the date of such acquisition, provided that the Security Interest is removed or discharged within six months of the date of acquisition of such asset;

(vii)
any Security Interest created on any asset to secure any Financial Indebtedness incurred in connection with the financing of any asset or project in respect of which the repayment of that Financial Indebtedness is to be made from the revenues arising out of, or other proceeds of realisation from, that asset or project, with recourse to those revenues and proceeds and other assets used in connection with, or forming the subject matter of, that asset or project but without recourse (or with such limited recourse as the Majority Banks may from time to time agree) to any other assets of the Group;

(viii)	any netting arrangements under any swap or other hedging transaction which is on standard market terms;

(ix)	any Security Interest created or outstanding with the prior approval of the Majority Banks; and

(x)	any Security Interest created or outstanding on or over assets of:

(A)
the Borrower provided that the aggregate outstanding principal or nominal amount secured by all Security Interests created or outstanding under this exception on or over such assets shall not at any time exceed £5,000,000 or its equivalent; and

(B)
a Distribution Company provided that the aggregate outstanding principal or nominal amount secured by all Security Interests created or outstanding under this exception on or over such assets shall not at any time exceed £25,000,000 or its equivalent for each Distribution Company.

20.6	Disposals

(a)
Except as provided below, no member of the Group may, either in a single transaction or in a series of transactions and whether related or not, dispose of all or any part of its assets (other than cash) which is substantial in the context of the consolidated total assets of the Group.

(b)	Paragraph (a) does not apply to:

(i)
any disposal made in the ordinary course of business or operations of the disposing entity (including, without limitation, disposals of subsidiaries or lines of business, provided that this shall not include a disposal of the core electricity distribution business);

(ii)	disposals on normal commercial terms of obsolete assets or assets no longer required for the purpose of the relevant Person's business or operations;

(iii)	any realisation of investments acquired, purchased or made by the temporary application of funds not immediately required in the relevant Person's business or operations;

(iv)
the exchange of assets for other assets of a similar or superior nature and value, or the sale of assets on normal commercial terms for cash which is payable in full on the completion of the sale and is to be, and is, applied in or towards the purchase of similar assets within six months;

(v)
the disposal of assets by one wholly-owned Subsidiary of the Borrower to another or (if the consideration for the disposal does not exceed a normal commercial consideration) to the Borrower by one of its Subsidiaries;

(vi)	disposals of any National Grid shares on normal commercial terms;

(vii)
disposals in connection with sale-and-leaseback or sale and repurchase transactions or any other form of "off balance sheet" financing, provided that the aggregate book value (in the books of the disposing party) of all assets the subject of all such disposals made during the period commencing on the date of this Agreement and ending on the date when no amount remains to be lent or remains payable under this Agreement shall not exceed:

(A)	£5,000,000 in the case of disposals made by the Borrower; and

(B)	£50,000,000 in the case of disposals made by each Distribution Company; and

(viii)	any disposal which the Majority Banks shall have agreed shall not be taken into account.

20.7	Financial indebtedness of Western Power Distribution LLP

The Borrower will procure that Western Power Distribution LLP will not incur any additional Financial Indebtedness (other than Financial Indebtedness owed to another member of the Group) in addition to any existing Financial Indebtedness outstanding at the date of this Agreement.

20.8	Change of business

The Borrower shall procure that no substantial change is made to the general nature of the business of the Borrower or the Group.

20.9	Environmental matters

The Borrower will and will ensure that each Distribution Company will comply with all applicable Environmental Law and other regulations, orders or other law applicable to the conduct of the business of the supply or distribution of electricity, in each case, where failure to do so would have a Material Adverse Effect.

20.10	Insurance

Each member of the Group must insure its business and assets with insurance companies to such an extent and against such risks as that member of the Group reasonably considers to be appropriate, having regard to the insurance arrangements of companies engaged in similar business.

20.11	Licence

The Borrower will procure that:

(a)
each Distribution Company complies in all respects with the terms of its Licence where failure to comply would have a Material Adverse Effect or would have a material adverse effect on that Distribution Company's ability to perform its obligations under the Licence;

(b)
it will promptly notify the Facility Agent upon receipt by the Distribution Companies of any notice from the government, any court or any regulatory authority or agency of a revocation, termination, material adverse amendment, suspension or withdrawal of a Licence unless contemporaneously that Licence is to be replaced, substituted or reissued on the same, or substantially the same or improved terms; and

(c)
the Distribution Companies will comply with the requirements of all applicable rules, regulations, orders and other requirements of the Secretary of State and/or OFGEM under the Act of any other law applicable to the conduct of the business of the distribution of electricity, where failure to comply would have a Material Adverse Effect or would have a material adverse effect on that Distribution Company's ability to perform its obligations under the Licence.

20.12	Arm's Length Transactions

The Borrower shall not (and the Borrower shall ensure that no member of the Group shall) enter into any transactions with any member of the Group, a Holding Company or any Affiliate of such Group or Holding Company except on arm's length terms and for full market value (or on terms which are more favourable to the Group).

21.	DEFAULT

21.1	Events of Default

Each of the events set out in this Clause is an Event of Default.

21.2	Non-payment

The Borrower fails to pay any sum payable under any Finance Document when due unless:

(a)	its failure to pay is caused by administrative or technical error; and

(b)	payment is made within three Business Days of its due date.

21.3	Breach of other obligations

(a)	The Borrower does not perform or comply with its obligations under Clause 19 (Financial Covenants), Clause 20.5 (Negative pledge) or Clause 20.6 (Disposals).

(b)
The Borrower does not perform or comply with any of its other obligations under any Finance Document in any material respect or any representation or warranty by the Borrower in this Agreement or in any document delivered under it is or proves to have been incorrect when made or deemed repeated, unless the non-compliance or circumstances giving rise to the misrepresentation, as the case may be, is capable of remedy and is not remedied within 30 days of the earlier of the Facility Agent giving notice requiring the same to be remedied and the Borrower becoming aware of such non-compliance or misrepresentation, as the case may be.

21.4	Cross-default

Any other Financial Indebtedness or commitment for Financial Indebtedness of the Borrower is cancelled or terminated or becomes due and payable before its normal maturity (whether by declaration or automatically) or any creditor of the Borrower becomes entitled to declare any other Financial Indebtedness due and payable before its normal maturity date, in each case, by reason of default on the part of the Borrower or is not paid when due nor within any applicable grace period, other than in circumstances where such default or liability to pay is being contested in good faith and by appropriate proceedings. However, no Event of Default will occur under this Clause 21.4 unless and until the aggregate amount of such Financial Indebtedness in respect of which one or more of the events mentioned above in this Clause 21.4 has occurred exceeds £20,000,000 or its equivalent.

21.5	Insolvency

(a)	Any of the following occurs in respect of the Borrower:

(i)	it is unable to pay its debts generally as they fall due or it is deemed by a court of competent jurisdiction to be insolvent;

(ii)	it suspends making payments on all or any class of its debts or publicly announces an intention to do so;

(iii)	by reason of actual or anticipated financial difficulties, it begins negotiations with all or any class of its creditors for the general rescheduling of its indebtedness; or

(iv)	a moratorium is declared in respect of any of its indebtedness.

(b)	If a moratorium occurs in respect of the Borrower, the ending of the moratorium will not remedy any Event of Default caused by the moratorium.

21.6	Insolvency proceedings

(a)	Except as provided below, any of the following occurs in respect of the Borrower:

(i)	any person presents a petition for its winding-up, administration or dissolution;

(ii)	an order for its winding-up, administration or dissolution is made;

(iii)	any liquidator, trustee in bankruptcy, judicial custodian, compulsory manager, receiver, administrative receiver, administrator or similar officer is appointed in respect of it or any of its assets;

(iv)
its directors or other officers request the appointment of a liquidator, trustee in bankruptcy, judicial custodian, compulsory manager, receiver, administrative receiver, administrator or similar officer; or

(v)	any other analogous step or procedure is taken in any jurisdiction.

(b)
Paragraph (a) does not apply to (i) a petition for winding-up presented by a creditor which is being actively contested in good faith and with due diligence and with a reasonable prospect of success or (ii) a voluntary solvent winding-up, amalgamation, reconstruction or reorganisation or otherwise part of a solvent scheme of arrangement, in each case on terms approved by the Majority Lenders.

21.7	Creditors' process

A distress, attachment, execution or other legal process material in relation to the Borrower's ability to perform its payment obligations under this Agreement is levied, enforced or sued out on or against the assets of the Borrower and is not discharged or stayed within 90 days.

21.8	Licence

(a)
Any Licence is revoked or surrendered or ceases to be held by the relevant Distribution Company other than in circumstances which permit the relevant Distribution Company or its Affiliates to carry on the distribution business of that Distribution Company either without a licence as a result of any change in the Act or regulatory regime or with a new licence, permitting the distribution of electricity in the authorised areas covered by the Licence, issued under the Act or pursuant to the Utilities Act, 2000; or

(b)	any Licence is amended in a manner that;

(i)
would materially restrict the ability of the Distribution Companies to pay dividends to their Holding Company (excluding, for the avoidance of doubt, as a result of a price control review by OFGEM); and

(ii)	would have a Material Adverse Effect.

21.9	Balancing and Settlement Code

(a)
A Distribution Company ceases to be a party to the Balancing and Settlement Code Framework Agreement other than in circumstances where that Distribution Company is able to carry on its distribution business; or

(b)
a Distribution Company breaches the Balancing and Settlement Code and such breach has or is reasonably likely to have a Material Adverse Effect other than in circumstances where that Distribution Company is able to carry on its distribution business.

21.10	Ownership of Distribution Companies

The Borrower does not own (directly or indirectly) 100 per cent. of the issued share capital of each Distribution Company.

21.11	Ring Fence

Article 95 of the Borrower's articles of association adopted by written resolution passed on 14 June 2005 is removed or amended where such removal or amendment would have a Material Adverse Effect.

21.12	Unlawfulness

It is or becomes unlawful for the Borrower to perform any of its obligations under this Agreement in any material respect.

21.13	Repudiation

The Borrower or a member of the Group repudiates a Finance Document or evidences an intention to repudiate a Finance Document.

21.14	Acceleration

If an Event of Default is outstanding, the Facility Agent may, and must if so instructed by the Majority Lenders, by notice to the Borrower:

(a)	cancel the Total Commitments; and/or

(b)	declare that all or part of any amounts outstanding under the Finance Documents are:

(i)	immediately due and payable; and/or

(ii)	payable on demand by the Facility Agent acting on the instructions of the Majority Lenders.

Any notice given under this subclause will take effect in accordance with its terms.

22.	THE ADMINISTRATIVE PARTIES

22.1	Appointment and duties of the Facility Agent

(a)	Each Finance Party (other than the Facility Agent) irrevocably appoints the Facility Agent to act as its agent under the Finance Documents.

(b)	Each Finance Party irrevocably authorises the Facility Agent to:

(i)
perform the duties and to exercise the rights, powers and discretions that are specifically given to it under the Finance Documents, together with any other incidental rights, powers and discretions; and

(ii)	execute each Finance Document expressed to be executed by the Facility Agent.

(c)	The Facility Agent has only those duties which are expressly specified in the Finance Documents. Those duties are solely of a mechanical and administrative nature.

22.2	Role of the Mandated Lead Arranger

Except as specifically provided in the Finance Documents, no Mandated Lead Arranger has any obligations of any kind to any other Party in connection with any Finance Document.

22.3	No fiduciary duties

Except as specifically provided in a Finance Document, nothing in the Finance Documents makes an Administrative Party a trustee or fiduciary for any other Party or any other person. No Administrative Party need hold in trust any moneys paid to it for a Party or be liable to account for interest on those moneys.

22.4	Individual position of an Administrative Party

(a)
If it is also a Lender, each Administrative Party has the same rights and powers under the Finance Documents as any other Lender and may exercise those rights and powers as though it were not an Administrative Party.

(b)	Each Administrative Party may:

(i)	carry on any business with the Borrower or its related entities (including acting as an agent or a trustee for any other financing); and

(ii)	retain any profits or remuneration it receives under the Finance Documents or in relation to any other business it carries on with the Borrower or its related entities.

22.5	Reliance

The Facility Agent may:

(a)	rely on any notice or document believed by it to be genuine and correct and to have been signed by, or with the authority of, the proper person;

(b)	rely on any statement made by any person regarding any matters which may reasonably be assumed to be within his knowledge or within his power to verify;

(c)	engage, pay for and rely on professional advisers selected by it (including those representing a Party other than the Facility Agent); and

(d)	act under the Finance Documents through its personnel and agents.

22.6	Majority Lenders' instructions

(a)
The Facility Agent is fully protected if it acts on the instructions of the Majority Lenders in the exercise of any right, power or discretion or any matter not expressly provided for in the Finance Documents. Any such instructions given by the Majority Lenders will be binding on all the Lenders. In the absence of instructions, the Facility Agent may act as it considers to be in the best interests of all the Lenders.

(b)	The Facility Agent is not authorised to act on behalf of a Lender (without first obtaining that Lender's consent) in any legal or arbitration proceedings in connection with any Finance Document.

(c)
The Facility Agent may require the receipt of security satisfactory to it, whether by way of payment in advance or otherwise, against any liability or loss which it may incur in complying with the instructions of the Majority Lenders.

22.7	Responsibility

(a)	No Administrative Party is responsible to any other Finance Party for the adequacy, accuracy or completeness of:

(i)	any Finance Document or any other document; or

(ii)	any statement or information (whether written or oral) made in or supplied in connection with any Finance Document.

(b)	Without affecting the responsibility of the Borrower for information supplied by it or on its behalf in connection with any Finance Document, each Lender confirms that it:

(i)
has made, and will continue to make, its own independent appraisal of all risks arising under or in connection with the Finance Documents (including the financial condition and affairs of the Borrower and its related entities and the nature and extent of any recourse against any Party or its assets); and

(ii)	has not relied exclusively on any information provided to it by any Administrative Party in connection with any Finance Document.

(c)	(i)	Nothing in this Agreement will oblige the Facility Agent to satisfy any know your customer requirement in relation to the identity of any person on behalf of any Finance Party.

(ii)
Each Finance Party confirms to the Facility Agent that it is solely responsible for any know your customer requirements it is required to carry out and that it may not rely on any statement in relation to those requirements made by any other person.

22.8	Exclusion of liability

(a)
The Facility Agent is not liable or responsible to any other Finance Party for any action taken or not taken by it in connection with any Finance Document, unless directly caused by its gross negligence or wilful misconduct.

(b)
No Party may take any proceedings against any officer, employee or agent of the Facility Agent in respect of any claim it might have against the Facility Agent or in respect of any act or omission of any kind by that officer, employee or agent in connection with any Finance Document. Any officer, employee or agent of the Facility Agent may rely on this Subclause and enforce its terms under the Contracts (Rights of Third Parties) Act 1999.

22.9	Default

(a)	The Facility Agent is not obliged to monitor or enquire whether a Default has occurred. The Facility Agent is not deemed to have knowledge of the occurrence of a Default.

(b)	If the Facility Agent:

(i)	receives notice from a Party referring to this Agreement, describing a Default and stating that the event is a Default; or

(ii)	is aware of the non-payment of any principal or interest or any fee payable to a Lender under this Agreement,

it must promptly notify the Lenders.

22.10	Information

(a)	The Facility Agent must promptly forward to the person concerned the original or a copy of any document which is delivered to the Facility Agent by a Party for that person.

(b)
Except where a Finance Document specifically provides otherwise, the Facility Agent is not obliged to review or check the adequacy, accuracy or completeness of any document it forwards to another Party.

(c)	Except as provided above, the Facility Agent has no duty:

(i)
either initially or on a continuing basis to provide any Lender with any credit or other information concerning the risks arising under or in connection with the Finance Documents (including any information relating to the financial condition or affairs of the Borrower or its related entities or the nature or extent of recourse against any Party or its assets) whether coming into its possession before, on or after the date of this Agreement; or

(ii)	unless specifically requested to do so by a Lender in accordance with a Finance Document, to request any certificate or other document from the Borrower.

(d)
In acting as the Facility Agent, the agency division of the Facility Agent is treated as a separate entity from its other divisions and departments. Any information acquired by the Facility Agent which, in its opinion, is acquired by it otherwise than in its capacity as the Facility Agent may be treated as confidential by the Facility Agent and will not be treated as information possessed by the Facility Agent in its capacity as such.

(e)
The Facility Agent is not obliged to disclose to any person any confidential information supplied to it by a member of the Group solely for the purpose of evaluating whether any waiver or amendment is required to any term of the Finance Documents.

(f)	The Borrower irrevocably authorises the Facility Agent to disclose to the other Finance Parties any information which, in its opinion, is received by it in its capacity as the Facility Agent.

22.11	Indemnities

(a)
Without limiting the liability of the Borrower under the Finance Documents, each Lender must indemnify the Facility Agent for that Lender's Pro Rata Share of any loss or liability incurred by the Facility Agent in acting as the Facility Agent, except to the extent that the loss or liability is caused by the Facility Agent's gross negligence or wilful misconduct.

(b)	The Facility Agent may deduct from any amount received by it for a Lender any amount due to the Facility Agent from that Lender under a Finance Document but unpaid.

(c)	The Borrower must indemnify the Facility Agent against any loss or liability properly incurred by the Facility Agent as a result of:

(i)	investigating any event which the Facility Agent reasonably believes to be a Default; or

(ii)	acting or relying on any notice which the Facility Agent reasonably believes to be genuine, correct and appropriately authorised.

22.12	Compliance

The Facility Agent may refrain from doing anything (including disclosing any information) which might, in its opinion, constitute a breach of any law or regulation or be otherwise actionable at the suit of any person, and may do anything which, in its opinion, is necessary or desirable to comply with any law or regulation.

22.13	Resignation of the Facility Agent

(a)	The Facility Agent may resign and appoint any of its Affiliates as successor Facility Agent by giving notice to the Lenders and the Borrower.

(b)	Alternatively, the Facility Agent may resign by giving notice to the Lenders and the Borrower, in which case the Majority Lenders may appoint a successor Facility Agent.

(c)	If no successor Facility Agent has been appointed under paragraph (b) above within 30 days after notice of resignation was given, the Facility Agent may appoint a successor Facility Agent.

(d)	The person(s) appointing a successor Facility Agent must, if practicable, consult with the Borrower prior to the appointment. Any successor Facility Agent must have an office in the U.K.

(e)
The resignation of the Facility Agent and the appointment of any successor Facility Agent will both become effective only when the successor Facility Agent notifies all the Parties that it accepts its appointment. On giving the notification, the successor Facility Agent will succeed to the position of the Facility Agent and the term "Facility Agent" will mean the successor Facility Agent.

(f)
The retiring Facility Agent must, at its own cost, make available to the successor Facility Agent such documents and records and provide such assistance as the successor Facility Agent may reasonably request for the purposes of performing its functions as the Facility Agent under the Finance Documents.

(g)
Upon its resignation becoming effective, this Clause will continue to benefit the retiring Facility Agent in respect of any action taken or not taken by it in connection with the Finance Documents while it was the Facility Agent, and, subject to paragraph (f) above, it will have no further obligations under any Finance Document.

(h)	The Majority Lenders may, by notice to the Facility Agent, require it to resign under paragraph (b) above.

22.14	Relationship with Lenders

(a)
The Facility Agent may treat each Lender as a Lender, entitled to payments under this Agreement and as acting through its Facility Office(s) until it has received not less than five Business Days' prior notice from that Lender to the contrary.

(b)	The Facility Agent may at any time, and must if requested to do so by the Majority Lenders, convene a meeting of the Lenders.

(c)
The Facility Agent must keep a register of all the Parties and supply any other Party with a copy of the register on request. The register will include each Lender's Facility Office(s) and contact details for the purposes of this Agreement.

22.15	Facility Agent's management time

If the Facility Agent requires, any amount payable to the Facility Agent by any Party under any indemnity or in respect of any costs or expenses incurred by the Facility Agent under the Finance Documents after the date of this Agreement may include the cost of using its management time or other resources and will be calculated on the basis of such reasonable daily or hourly rates as the Facility Agent may notify to the relevant Party. This is in addition to any amount in respect of fees or expenses paid or payable to the Facility Agent under any other term of the Finance Documents.

22.16	Notice period

Where this Agreement specifies a minimum period of notice to be given to the Facility Agent, the Facility Agent may, at its discretion, accept a shorter notice period.

23.	EVIDENCE AND CALCULATIONS

23.1	Accounts

Accounts maintained by a Finance Party in connection with this Agreement are prima facie evidence of the matters to which they relate for the purpose of any litigation or arbitration proceedings.

23.2	Certificates and determinations

Any certification or determination by a Finance Party of a rate or amount under the Finance Documents will be, in the absence of manifest error, conclusive evidence of the matters to which it relates.

23.3	Calculations

Any interest or fee accruing under this Agreement accrues from day to day and is calculated on the basis of the actual number of days elapsed and a year of 360 or 365 days or otherwise, depending on what the Facility Agent determines is market practice.

24.	FEES

24.1	Facility Agent's fee

The Borrower must pay to the Facility Agent for its own account an agency fee in the manner agreed between the Facility Agent and the Borrower.

24.2	Arrangement fee

The Borrower must pay an arrangement and participation fee in the manner agreed between the Mandated Lead Arrangers and the Borrower.

24.3	Commitment fee

(a)	The Borrower must pay a commitment fee computed at the rate of 40% of the Margin from time to time on the undrawn, uncancelled amount of each Lender's Commitment calculated from the later of:

(i)	the date of this Agreement; and

(ii)	the earlier of either

(A)	the date on which the Existing Tranche C Facility is irrevocably cancelled in full; and

(B)	the date falling 10 Business Days after the date of this Agreement.

(b)	Accrued commitment fee is payable quarterly in arrear. Accrued commitment fee is also payable to the Facility Agent for a Lender on the date its Commitment is cancelled in full.

24.4	Utilisation fee

(a)
The Borrower must pay to the Facility Agent for each Lender a utilisation fee computed at the rate of 0.05% per annum of the aggregate amount of the Loans for each day on which the aggregate amount of the Loans exceeds 50% of the Total Commitments.

(b)	Utilisation fee is payable on the amount of each Lender's share in the Loans.

(c)
Accrued utilisation fee is payable quarterly in arrear. Accrued utilisation fee is also payable to the Facility Agent for a Lender on the date that its Commitment is cancelled and its share in the Loans prepaid or repaid in full.

24.5	Extension Fee

(a)	The Borrower must pay to the Facility Agent for each Lender whose Commitment is extended under Clause 6 (Extension Option) an extension fee of 0.05% of the Lender's Commitment which is to be extended.

(b)
The Borrower must pay to the Facility Agent for each Lender which agrees to an Extension Request (having confirmed to the Borrower that it has obtained credit approval for such extension) but whose Commitment is not extended because the Borrower elects to withdraw its Extension Request pursuant to Clause 6(h) (Extension Option) a work fee of 0.025% of the Lender's Commitment that was to be extended.

(c)	Each extension fee is payable on the date that the Final Maturity Date is extended (or would have been extended, had the Extension Request not been withdrawn under Clause 6(h) (Extension Option)).

(d)	An extension fee is payable in respect of each period of one year that a Lender agrees to.

25.	INDEMNITIES AND BREAK COSTS

25.1	Currency indemnity

(a)	The Borrower must, as an independent obligation, indemnify each Finance Party against any loss or liability which that Finance Party incurs as a consequence of:

(i)	that Finance Party receiving an amount in respect of the Borrower's liability under the Finance Documents; or

(ii)	that liability being converted into a claim, proof, judgment or order,

in a currency other than the currency in which the amount is expressed to be payable under the relevant Finance Document.

(b)
Unless otherwise required by law, the Borrower waives any right it may have in any jurisdiction to pay any amount under the Finance Documents in a currency other than that in which it is expressed to be payable.

25.2	Other indemnities

The Borrower shall within 15 days of demand indemnify the Facility Agent and each Lender against any funding or other cost, loss, expense or liability in an amount certified by it in reasonable detail (together with documentation in support) sustained or incurred by it as a direct result of:

(a)	the occurrence of any Event of Default;

(b)	(other than by reason of negligence or default by a Finance Party) a Loan not being made after a Request has been delivered for that Loan; or

(c)
the receipt or recovery by any party (or the Facility Agent on its behalf) of all or any part of a Loan or overdue sum due from the Borrower otherwise than on the Final Maturity Date or Maturity Date (as relevant) of that Loan or, in the case of an overdue sum, the last day of an interest period relating to that overdue sum, as the case may be or a Loan or any part thereof not being prepaid in accordance with a notice of prepayment.

25.3	Break Costs

(a)	The Borrower must pay to each Lender its Break Costs.

(b)	Break Costs are the amount (if any) determined by the relevant Lender by which:

(i)
the interest which that Lender would have received for the period from the date of receipt of any part of its share in a Loan or an overdue amount to the last day of the applicable Term for that Loan or overdue amount if the principal or overdue amount received had been paid on the last day of that Term;

exceeds

(ii)
the amount which that Lender would be able to obtain by placing an amount equal to the amount received by it on deposit with a leading bank in the appropriate interbank market for a period starting on the Business Day following receipt and ending on the last day of the applicable Term.

(c)	Each Lender must supply to the Facility Agent for the Borrower details of the amount of any Break Costs claimed by it under this Subclause.

26.	EXPENSES

26.1	Initial costs

The Borrower must pay to each Administrative Party the amount of all costs and expenses (including legal fees) reasonably incurred by it in connection with the negotiation, preparation, printing, execution and syndication of the Finance Documents.

26.2	Subsequent costs

The Borrower must pay to the Facility Agent the amount of all costs and expenses (including legal fees) reasonably incurred by it in connection with:

(a)	the negotiation, preparation, printing and execution of any Finance Document (other than a Transfer Certificate) executed after the date of this Agreement; and

(b)	any amendment, waiver or consent requested by or on behalf of the Borrower or specifically allowed by this Agreement.

26.3	Enforcement costs

The Borrower must pay to each Finance Party the amount of all costs and expenses (including legal fees) incurred by it in connection with the enforcement of, or the preservation of any rights under, any Finance Document.

27.	AMENDMENTS AND WAIVERS

27.1	Procedure

(a)
Except as provided in this Clause, any term of the Finance Documents may be amended or waived with the agreement of the Borrower and the Majority Lenders. The Facility Agent may effect, on behalf of any Finance Party, an amendment or waiver allowed under this Clause.

(b)	The Facility Agent must promptly notify the other Parties of any amendment or waiver effected by it under paragraph (a) above. Any such amendment or waiver is binding on all the Parties.

27.2	Exceptions

(a)	An amendment or waiver which relates to:

(i)	the definition of Majority Lenders in Clause 1.1 (Definitions) or Consolidated EBITDA, Interest Payable, Regulatory Asset Base or Total Net Debt in Clause 19.1 (Definitions);

(ii)	an extension of the date of payment of any amount to a Lender under the Finance Documents;

(iii)	a reduction in the Margin or a reduction in the amount of any payment of principal, interest, fee or other amount payable to a Lender under the Finance Documents;

(iv)	an increase in, or an extension of, a Commitment or the Total Commitments;

(v)	a term of a Finance Document which expressly requires the consent of each Lender;

(vi)	the right of a Lender to assign or transfer its rights or obligations under the Finance Documents; or

(vii)	this Clause,

may only be made with the consent of all the Lenders.

(b)	An amendment or waiver which relates to the rights or obligations of an Administrative Party may only be made with the consent of that Administrative Party.

27.3	Change of currency

If a change in any currency of a country occurs (including where there is more than one currency or currency unit recognised at the same time as the lawful currency of a country), the Finance Documents will be amended to the extent the Facility Agent (acting reasonably and after consultation with the Borrower) determines is necessary to reflect the change.

27.4	Waivers and remedies cumulative

The rights of each Finance Party under the Finance Documents:

(a)	may be exercised as often as necessary;

(b)	are cumulative and not exclusive of its rights under the general law; and

(c)	may be waived only in writing and specifically.

Delay in exercising or non-exercise of any right is not a waiver of that right.

28.	CHANGES TO THE PARTIES

28.1	Assignments and transfers by the Borrower

The Borrower may not assign or transfer any of its rights and obligations under the Finance Documents without the prior consent of all the Lenders.

28.2	Assignments and transfers by Lenders

(a)
A Lender (the Existing Lender) may, subject to the following provisions of this Subclause, at any time assign or transfer (including by way of novation) any of its rights and obligations under this Agreement to any other person (the New Lender).

(b)
Unless the Borrower and the Facility Agent otherwise agree, a transfer of part of a Commitment or rights and obligations under this Agreement by the Existing Lender must be in a minimum amount of £5,000,000.

(c)
The consent of the Borrower is required for any assignment or transfer unless the New Lender is another Lender or an Affiliate of a Lender. The consent of the Borrower must not be unreasonably withheld or delayed. The Borrower will be deemed to have given its consent five Business Days after the Lender has requested it unless consent is expressly refused by the Borrower within that time.

(d)
The Facility Agent is not obliged to execute a Transfer Certificate until it has completed all know your customer requirements to its satisfaction. The Facility Agent must promptly notify the Existing Lender and the New Lender if there are any such requirements.

(e)	The Borrower may not withhold its consent solely because the assignment or transfer might increase the Mandatory Cost.

(f)	A transfer of obligations will be effective only if either:

(i)	the obligations are novated in accordance with the following provisions of this Clause; or

(ii)
the New Lender confirms to the Facility Agent and the Borrower in form and substance satisfactory to the Facility Agent that it is bound by the terms of this Agreement as a Lender. On the transfer becoming effective in this manner the Existing Lender will be released from its obligations under this Agreement to the extent that they are transferred to the New Lender.

(g)	Unless the Facility Agent otherwise agrees, the New Lender must pay to the Facility Agent for its own account, on or before the date any assignment or transfer occurs, a fee of £2000.

(h)	Any reference in this Agreement to a Lender includes a New Lender but excludes a Lender if no amount is or may be owed to or by it under this Agreement.

28.3	Procedure for transfer by way of novations

(a)	In this Subclause:

Transfer Date means, for a Transfer Certificate, the later of:

(i)	the proposed Transfer Date specified in that Transfer Certificate; and

(ii)	the date on which the Facility Agent executes that Transfer Certificate.

(b)	A novation is effected if:

(i)	the Existing Lender and the New Lender deliver to the Facility Agent a duly completed Transfer Certificate; and

(ii)	the Facility Agent executes it.

The Facility Agent must execute as soon as reasonably practicable a Transfer Certificate delivered to it and which appears on its face to be in order.

(c)	Each Party (other than the Existing Lender and the New Lender) irrevocably authorises the Facility Agent to execute any duly completed Transfer Certificate on its behalf.

(d)	On the Transfer Date:

(i)	the New Lender will assume the rights and obligations of the Existing Lender expressed to be the subject of the novation in the Transfer Certificate in substitution for the Existing Lender; and

(ii)	the Existing Lender will be released from those obligations and cease to have those rights.

28.4	Limitation of responsibility of Existing Lender

(a)	Unless expressly agreed to the contrary, an Existing Lender is not responsible to a New Lender for the legality, validity, adequacy, accuracy, completeness or performance of:

(i)	any Finance Document or any other document; or

(ii)	any statement or information (whether written or oral) made in or supplied in connection with any Finance Document,

and any representations or warranties implied by law are excluded.

(b)	Each New Lender confirms to the Existing Lender and the other Finance Parties that it:

(i)
has made, and will continue to make, its own independent appraisal of all risks arising under or in connection with the Finance Documents (including the financial condition and affairs of the Borrower and its related entities and the nature and extent of any recourse against any Party or its assets) in connection with its participation in this Agreement; and

(ii)	has not relied exclusively on any information supplied to it by the Existing Lender in connection with any Finance Document.

(c)	Nothing in any Finance Document requires an Existing Lender to:

(i)	accept a re-transfer from a New Lender of any of the rights and obligations assigned or transferred under this Clause; or

(ii)	support any losses incurred by the New Lender by reason of the non-performance by the Borrower of its obligations under any Finance Document or otherwise.

28.5	Costs resulting from change of Lender or Facility Office

If:

(a)	a Lender assigns or transfers any of its rights and obligations under the Finance Documents or changes its Facility Office; and

(b)	as a result of circumstances existing at the date the assignment, transfer or change occurs, the Borrower would be obliged to pay a Tax Payment or an Increased Cost,

the Borrower need only pay that Tax Payment or Increased Cost to the same extent that it would have been obliged to if no assignment, transfer or change had occurred.

28.6	Changes to the Reference Banks

(a)
If a Reference Bank (or, if a Reference Bank is not a Lender, the Lender of which it is an Affiliate) ceases to be a Lender, the Facility Agent must (in consultation with the Borrower) appoint another Lender or an Affiliate of a Lender to replace that Reference Bank.

(b)
If a Reference Bank ceases to have a London office or novates or assigns all its rights and obligations under this Agreement or if any Commitments of any Reference Bank are cancelled or if Loans it has advanced are prepaid it shall be replaced as a Reference Bank by such other Bank with an office in London as the Facility Agent (after consultation with the Borrower) shall designate by notice to the Borrower and the Banks.

29.	DISCLOSURE OF INFORMATION

(a)
Each Finance Party must keep confidential any information supplied to it by or on behalf of the Borrower in connection with the Finance Documents. However, a Finance Party is entitled to disclose information:

(i)	which is publicly available, other than as a result of a breach by that Finance Party of this Clause;

(ii)	in connection with any legal or arbitration proceedings;

(iii)	if required to do so under any law or regulation;

(iv)	to a governmental, banking, taxation or other regulatory authority;

(v)	to its professional advisers;

(vi)	to the extent allowed under paragraph (b) below; or

(vii)	with the agreement of the Borrower.

(b)
A Finance Party may disclose to an Affiliate or any person with whom it may enter, or has entered into, any kind of transfer, participation or other agreement in relation to this Agreement (a participant):

(i)	a copy of any Finance Document; and

(ii)	any information which that Finance Party has acquired under or in connection with any Finance Document.

However, before a participant may receive any confidential information, it must agree with the relevant Finance Party to keep that information confidential on the terms of paragraph (a) above.

This Clause supersedes any previous confidentiality undertaking given by a Finance Party in connection with this Agreement prior to it becoming a Party.

30.	SET-OFF

A Finance Party may set off any matured obligation owed to it by the Borrower under the Finance Documents (to the extent beneficially owned by that Finance Party) against any obligation (whether or not matured) owed by that Finance Party to the Borrower, regardless of the place of payment, booking branch or currency of either obligation. If the obligations are in different currencies, the Finance Party may convert either obligation at a market rate of exchange in its usual course of business for the purpose of the set-off.

31.	PRO RATA SHARING

31.1	Redistribution

If any amount owing by the Borrower under this Agreement to a Lender (the recovering Lender) is discharged by payment, set-off or any other manner other than through the Facility Agent under this Agreement (a recovery), then:

(a)	the recovering Lender must, within three Business Days, supply details of the recovery to the Facility Agent;

(b)
the Facility Agent must calculate whether the recovery is in excess of the amount which the recovering Lender would have received if the recovery had been received by the Facility Agent under this Agreement; and

(c)	the recovering Lender must pay to the Facility Agent an amount equal to the excess (the redistribution).

31.2	Effect of redistribution

(a)	The Facility Agent must treat a redistribution as if it were a payment by the Borrower under this Agreement and distribute it among the Lenders, other than the recovering Lender, accordingly.

(b)	When the Facility Agent makes a distribution under paragraph (a) above, the recovering Lender will be subrogated to the rights of the Finance Parties which have shared in that redistribution.

(c)
If and to the extent that the recovering Lender is not able to rely on any rights of subrogation under paragraph (b) above, the Borrower will owe the recovering Lender a debt which is equal to the redistribution, immediately payable and of the type originally discharged.

(d)	If:

(i)	a recovering Lender must subsequently return a recovery, or an amount measured by reference to a recovery, to the Borrower; and

(ii)	the recovering Lender has paid a redistribution in relation to that recovery,

each Finance Party must reimburse the recovering Lender all or the appropriate portion of the redistribution paid to that Finance Party, together with interest for the period while it held the re-distribution. In this event, the subrogation in paragraph (b) above will operate in reverse to the extent of the reimbursement.

31.3	Exceptions

Notwithstanding any other term of this Clause, a recovering Lender need not pay a redistribution to the extent that:

(a)	it would not, after the payment, have a valid claim against the Borrower in the amount of the redistribution; or

(b)	it would be sharing with another Finance Party any amount which the recovering Lender has received or recovered as a result of legal or arbitration proceedings, where:

(i)	the recovering Lender notified the Facility Agent of those proceedings; and

(ii)
the other Finance Party had an opportunity to participate in those proceedings but did not do so or did not take separate legal or arbitration proceedings as soon as reasonably practicable after receiving notice of them.

32.	SEVERABILITY

If a term of a Finance Document is or becomes illegal, invalid or unenforceable in any jurisdiction, that shall not affect:

(a)	the legality, validity or enforceability in that jurisdiction of any other term of the Finance Documents; or

(b)	the legality, validity or enforceability in other jurisdictions of that or any other term of the Finance Documents.

33.	COUNTERPARTS

Each Finance Document may be executed in any number of counterparts. This has the same effect as if the signatures on the counterparts were on a single copy of the Finance Document.

34.	NOTICES

34.1	In writing

(a)	Any communication in connection with a Finance Document must be in writing and, unless otherwise stated, may be given:

(i)	in person, by post, or fax or any other electronic communication approved by the Facility Agent; or

(ii)	if between the Facility Agent and a Lender and the Facility Agent and the Lender agree, by e-mail or other electronic communication.

(b)	For the purpose of the Finance Documents, an electronic communication will be treated as being in writing.

(c)	Unless it is agreed to the contrary, any consent or agreement required under a Finance Document must be given in writing.

34.2	Contact details

(a)
Except as provided below, the contact details of each Party for all communications in connection with the Finance Documents are those notified by that Party for this purpose to the Facility Agent on or before the date it becomes a Party.

(b)	The contact details of the Borrower for this purpose are:

Address: Avonbank,
Feeder Road,
Bristol,
BS2 0TB

Fax number: +44 (0)1179 332108

E-mail: irwilliams@westernpower.co.uk

Attention: Ian Williams.

(c)	The contact details of the Facility Agent for this purpose are:

Address: Loans Administration Department

Lloyds TSB Bank plc

Bank House

Wine Street

Bristol BS1 2AN

Fax number: +44 (0)117 923 3367

Attention: The Manager

(d)	Any Party may change its contact details by giving five Business Days' notice to the Facility Agent or (in the case of the Facility Agent) to the other Parties.

(e)	Where a Party nominates a particular department or officer to receive a communication, a communication will not be effective if it fails to specify that department or officer.

34.3	Effectiveness

(a)	Except as provided below, any communication in connection with a Finance Document will be deemed to be given as follows:

(i)	if delivered in person, at the time of delivery;

(ii)	if posted, five days after being deposited in the post, postage prepaid, in a correctly addressed envelope; and

(iii)	if by fax, when received in legible form.

(b)	A communication given under paragraph (a) above but received on a non-working day or after business hours in the place of receipt will only be deemed to be given on the next working day in that place.

(c)	A communication to the Facility Agent will only be effective on actual receipt by it.

34.4	The Borrower

All formal communication under the Finance Documents to or from the Borrower must be sent through the Facility Agent.

35.	LANGUAGE

(a)	Any notice given in connection with a Finance Document must be in English.

(b)	Any other document provided in connection with a Finance Document must be:

(i)	in English; or

(ii)
(unless the Facility Agent otherwise agrees) accompanied by a certified English translation. In this case, the English translation prevails unless the document is a statutory or other official document.

36.	GOVERNING LAW

This Agreement is governed by English law.

37.	ENFORCEMENT

37.1	Jurisdiction

(a)	The English courts have exclusive jurisdiction to settle any dispute in connection with any Finance Document.

(b)
The English courts are the most appropriate and convenient courts to settle any such dispute and the Borrower waives objection to those courts on the grounds of inconvenient forum or otherwise in relation to proceedings in connection with any Finance Document.

(c)	This Clause is for the benefit of the Finance Parties only. To the extent allowed by law, a Finance Party may take:

(i)	proceedings in any other court; and

(ii)	concurrent proceedings in any number of jurisdictions.

THIS AGREEMENT has been entered into on the date stated at the beginning of this Agreement.

SCHEDULE 1

ORIGINAL PARTIES

Name of Original Lender	Commitments

Barclays Bank PLC	£50,000,000
Bayerische Landesbank, acting through its London Branch	£50,000,000
Lloyds TSB Bank plc	£50,000,000

Total Commitments	£150,000,000

SCHEDULE 2

CONDITIONS PRECEDENT DOCUMENTS

Borrower

1.	A certified copy of the certificate of incorporation and the memorandum and articles of the Borrower.

2.	A certified copy of a resolution of the board of directors or a committee of the board of directors of the Borrower approving the terms of, and the transactions contemplated by, the Finance Documents.

3.
A specimen of the signature of each person authorised on behalf of the Borrower to execute or witness the execution of any Finance Document or to sign or send any document or notice in connection with any Finance Document.

4.	A certificate of an authorised signatory of the Borrower confirming that:

(a)	each copy document provided by it pursuant to this Schedule 2 is correct, complete and full force and effect as at a date no earlier than the date of this Agreement; and

(b)	borrowing the Total Commitments would not cause any borrowing limit binding on the Borrower to be exceeded.

Legal opinions

A legal opinion of Linklaters, legal advisers to the Mandated Lead Arranger and the Facility Agent addressed to the Finance Parties.

Other documents and evidence

1.	Evidence that all fees and expenses then due and payable from the Borrower under this Agreement have been or will be paid no later than the first Utilisation Date.

2.	Copies of each duly executed Fee Letter.

3.	The Original Financial Statements.

4.	Evidence that the Existing Tranche C Facility will be irrevocably prepaid and cancelled in full on or by the first Utilisation Date.

SCHEDULE 3

FORM OF REQUEST

To: Lloyds TSB Bank plc as Facility Agent

From: [               ]

Date: [               ]

WESTERN POWER DISTRIBUTION HOLDINGS LIMITED - £150,000,000 Credit Agreement dated 24 January 2007 (as amended and restated from time to time) (the Agreement)

1.	We refer to the Agreement. This is a Request.

2.	We wish to borrow a Loan on the following terms:

(a)	Utilisation Date: [ ]

(b)	Amount/currency: [ ]

(c)	Term: [ ].

3.	Our payment instructions are: [ ].

4.	We confirm that each condition precedent under the Agreement which must be satisfied on the date of this Request is so satisfied.

5.	We confirm that as at [relevant testing date] Consolidated EBITDA was [ ] and Interest Payable was [ ]; therefore, the ratio of Consolidated EBITDA to Interest Payable was [ ] to 1.

6. We confirm that as at [relevant testing date] Regulatory Asset Base was [         ] and Total Net Debt was [         ]; therefore, Regulatory Asset Base exceeded Total Net Debt by [       ].

7.	This Request is irrevocable.

By:

[                 ]

SCHEDULE 4

CALCULATION OF THE MANDATORY COST

1.	General

The Mandatory Cost is the weighted average of the rates calculated below by the Facility Agent on the first day of a Term. The Facility Agent must distribute each amount of Mandatory Cost among the Lenders on the basis of the rate for each Lender.

2.	For a Lender lending from a Facility Office in the U.K.

(a)
The relevant rate for a Lender lending from a Facility Office in the U.K. is the arithmetic mean of the rates notified by that Lender to the Facility Agent and calculated in accordance with the following formulae:

for a Loan in Sterling:

AB + C(B - D) + E x 0.01	per cent. per annum
100 - (A + C)

      for any other Loan:

E x 0.01	per cent. per annum
300

where on the day of application of the formula:

A is the percentage of the Lender's eligible liabilities (in excess of any stated minimum) which the Bank of England requires it to hold on a non-interest-bearing deposit account in accordance with its cash ratio requirements;

B is LIBOR for that Term;

C is the percentage of the Lender's eligible liabilities which the Bank of England requires it to place as a special deposit;

D is the interest rate per annum allowed by the Bank of England on a special deposit; and

E is the charge payable by the Lender to the Financial Services Authority under the fees rules (but, for this purpose, calculated by the Facility Agent on a notional basis as being the average of the fee tariffs within fee-block Category A1 (Deposit acceptors) of the fees rules, applying any applicable discount and ignoring any minimum fee required under the fees rules) and expressed in pounds per £1 million of the tariff base of that Lender.

(b)	For the purposes of this paragraph 2:

(i)	eligible liabilities and special deposit have the meanings given to them at the time of application of the formula by the Bank of England;

(ii)	fees rules means the then current rules on periodic fees in the Supervision Manual of the FSA Handbook; and

(iii)	tariff base has the meaning given to it in the fees rules.

(c)	(i)
In the application of the formulae, A, B, C and D are included as figures and not as percentages, e.g. if A = 0.5% and B = 15%, AB is calculated as 0.5 x 15. A negative result obtained by subtracting D from B is taken as zero.

(ii)
Each Lender must supply to the Facility Agent the information required by it to make a calculation of the rate for that Lender. The Facility Agent may assume that this information is correct in all respects.

(d)	(i)	Each rate calculated in accordance with a formula is, if necessary, rounded upward to four decimal places.

(ii)
If a Lender fails to do so, the Facility Agent may assume that the Lender's obligations in respect of cash ratio deposits, special deposits and the fees rules are the same as those of a typical bank from its jurisdiction of incorporation with a Facility Office in the same jurisdiction as its Facility Office.

(iii)	The Facility Agent has no liability to any Party if its calculation over or under compensates any Lender.

3.	For a Lender lending from a Facility Office in a Participating Member State

(a)
The relevant rate for a Lender lending from a Facility Office in a Participating Member State is the percentage rate per annum notified by that Lender to the Facility Agent as its cost of complying with the minimum reserve requirements of the European Central Bank.

(b)	If a Lender fails to specify a rate under paragraph (a) above, the Facility Agent will assume that the Lender has not incurred any such cost.

4.	Changes

The Facility Agent may, after consultation with the Borrower and the Lenders, notify all the Parties of any amendment to this Schedule which is required to reflect:

(a)	any change in law or regulation; or

(b)	any requirement imposed by the Bank of England, the Financial Services Authority or the European Central Bank (or, in any case, any successor authority).

Any notification will be, in the absence of manifest error, conclusive and binding on all the Parties.

SCHEDULE 5

FORM OF TRANSFER CERTIFICATE

To: Lloyds TSB Bank plc as Facility Agent

From: [THE EXISTING LENDER] (the Existing Lender) and [THE NEW LENDER] (the New Lender)

Date: [          ]

WESTERN POWER DISTRIBUTION HOLDINGS LIMITED - £150,000,000 Credit Agreement dated 24 January 2007 (as amended and restated from time to time) (the Agreement)

We refer to the Agreement. This is a Transfer Certificate.

1.	The Existing Lender transfers by novation to the New Lender the Existing Lender's rights and obligations referred to in the Schedule below in accordance with the terms of the Agreement.

2.	The proposed Transfer Date is [ ].

3.	The administrative details of the New Lender for the purposes of the Agreement are set out in the Schedule.

4.	This Transfer Certificate is governed by English law.

THE SCHEDULE

Rights and obligations to be transferred by novation
[insert relevant details, including applicable Commitment (or part)]

Administrative details of the New Lender
[insert details of Facility Office, address for notices and payment details etc.]

[EXISTING LENDER]	[NEW LENDER]
By:	By:

The Transfer Date is confirmed by the Facility Agent as [          ].

[          ]

By:

SCHEDULE 6

FORM OF COMPLIANCE CERTIFICATE

To: Lloyds TSB Bank plc as Facility Agent

From: WESTERN POWER DISTRIBUTION HOLDINGS LIMITED

Date: [          ]

WESTERN POWER DISTRIBUTION HOLDINGS LIMITED - £150,000,000 Credit Agreement dated 24 January 2007 (as amended and restated from time to time) (the Agreement)

1.	We refer to the Agreement. This is a Compliance Certificate.

2.	We confirm that as at [relevant testing date], Consolidated EBITDA was [ ] and Interest Payable was [ ], therefore the ratio of Consolidated EBITDA to Interest Payable was [ ] to 1.

3.	We confirm that as at [relevant testing date], Regulatory Asset Base was [ ] and Total Net Debt was [ ]; therefore Regulatory Asset Base exceeded Total Net Debt by [ ].

4.	We set out below calculations establishing the figures in paragraph 2 above:

[          ].

5.	[We confirm that no Default is outstanding as at [relevant testing date].]¹

WESTERN POWER DISTRIBUTION HOLDINGS LIMITED

By:

____________
[1]	If this statement cannot be made, the certificate should identify any Default that is outstanding and the steps, if any, being taken to remedy it.

SIGNATORIES

Borrower

WESTERN POWER DISTRIBUTION HOLDINGS LIMITED

By:   IAN R WILLIAMS

Mandated Lead Arranger

BARCLAYS CAPITAL

By:  MARK POPE

BAYERISCHE LANDESBANK,
acting through its London Branch

By:	STEVE J MEYER	MATTHEW WILLIAMS

LLOYDS TSB BANK PLC

By:  STEPHEN HALL

Original Lenders

BARCLAYS BANK PLC

By:  MARK POPE

BAYERISCHE LANDESBANK,
acting through its London Branch

By:	STEVE J MEYER	MATTHEW WILLIAMS

LLOYDS TSB BANK PLC

By:  STEPHEN HALL

Facility Agent

LLOYDS TSB BANK PLC

By:  STEPHEN HALL